Exhibit 10.3

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Private & Confidential

Dated 16 April 2019

INNATE PHARMA S.A.	(1)

AND

MEDIMMUNE LIMITED	(2)

AMENDMENT AND RESTATEMENT AGREEMENT OF THE COLLABORATION AND OPTION AGREEMENT RELATING TO CD39

CD39 OPTION

This Deed (the “Deed”) is made on ______16 April ____2019 by and between:

(1)	INNATE PHARMA S.A., a company incorporated in France having its principal place of business at 117, Avenue de Luminy - BP 30191 13 009 Marseille, France (“Innate”); and

(2)

MEDIMMUNE LIMITED, a company incorporated in England and Wales with company number 2451177 and with its registered office at Milstein Building, Granta Park, Cambridge, CB21 6GH, United Kingdom (“MedImmune”).

Background

(A)

Innate and MedImmune entered into a Collaboration and Option Agreement relating to CD39 on 22 October 2018 (“Original Agreement”). Under the Original Agreement, Innate has granted to MedImmune an exclusive option to take an exclusive license under the CD39 Option Technology (as defined in the Original Agreement), and the Parties agree to collaborate to perform certain development activities with respect to the CD39 program, in each case, in accordance with the terms of the Original Agreement.

(B)	Innate and MedImmune now wish to amend and restate the Original Agreement in its entirety, in the form set out in the Schedule to this Deed, in accordance with the terms of this Deed.

NOW, THEREFORE, each of Innate and MedImmune, intending to be legally bound, agree as follows:

1	DEFINITIONS

1.1	In this Deed, unless the context otherwise requires, the provisions in this Section 1 apply. Unless otherwise stated, terms defined in the Original Agreement shall have the same meaning in this Deed.

1.2	“Amended Agreement” shall have the meaning set out Section 3.1.

1.3	“Effective Date” means 22 October 2018.

CD39 OPTION

1.4	“Original Agreement” shall have the meaning set out in the preamble to this Deed.

2	INTERPRETATION

2.1

The principles of interpretation set out in Section 2.1 of the Original Agreement shall have effect as if set out in this Deed, save that references to “this Agreement” shall be construed as references to “this Deed”.

2.2	References to this Deed include its Schedule.

3	AMENDMENT

3.1

In accordance with Section 26 of the Original Agreement, the Parties agree that the Original Agreement shall be amended and restated in its entirety, in the form set out in the Schedule to this Deed (the “Amended Agreement”).

3.2

The amendment and restatement of the Original Agreement pursuant to Section 3.1 shall take effect from the Effective Date, as if the Amended Agreement had been entered into on the Effective Date. Accordingly, upon this Deed being entered into, the Amended Agreement shall supersede the Original Agreement in its entirety.

4	INCORPORATION OF TERMS; CONFIDENTIALITY

4.1

The provisions of Sections 11.1, 11.2 (with the reference to “and the obligations set forth in Section 11.5” deleted), 11.3 (with each reference to “and the License Agreement” deleted), 11.4, 18.1 (first paragraph) and 20 to 28 of the Amended Agreement shall apply to this Deed as if set out in full in this Deed and as if references in those Sections to “this Agreement” shall be construed as references to this Deed.

4.2

The Parties acknowledge and agree that the terms of this Deed shall be deemed to be each Party’s Confidential Information (and each Party shall be deemed to be the Disclosing Party and also the Receiving Party with respect to such Confidential Information).

CD39 OPTION

IN WITNESS this Deed has been executed by the Parties as a deed and is intended to be and is delivered on the date first appearing above.

EXECUTED as a DEED by MEDIMMUNE LIMITED

acting by a director:	/s/ Adrian Kemp Name: Adrian Kemp Title: Director

in the presence of:	/s/ Svetlana Dmukh Witness

Name of witness /s/ Svetlana Dmukh Address of witness Academy House 136 Mills Road Cambridge, CB2 8PA, UK Occupation of witness Company Secretarial Administrator

CD390PTION

EXECUTED as a DEED by INNATE PHARMA S.A.	/s/ Mondher Mahjoubi
acting by a person under the authority of the company in accordance with the laws of its jurisdiction of incorporation.	Name: Mondher Mahjoubi Title: CEO

in the presence of:
Witness

/s/ Irene Berkowitz

Address of witness A2 Impasse Gaveliere A3007 Marseille, France

CD39  OPTION

SCHEDULE

CD39  OPTION

Private & Confidential

Execution version

Dated October 22, 2018

INNATE PHARMA S.A.	(1)

AND

MEDIMMUNE LIMITED	(2)

COLLABORATION AND OPTION AGREEMENT RELATING TO CD39

CD39  OPTION

This Collaboration and Option Agreement (the “Agreement”) is made as of the 22 October 2018 (the “Effective Date”) by and between:

(1)	INNATE PHARMA S.A., a company incorporated in France having its principal place of business at 117, Avenue de Luminy - BP 30191 13 009 Marseille, France (“Innate”); and

(2)

MEDIMMUNE LIMITED, a company incorporated in England and Wales with company number 2451177 and with its registered office at Milstein Building, Granta Park, Cambridge, CB21 6GH, United Kingdom (“MedImmune”).

Background

(A)

Innate is the owner of certain proprietary technology relating to monoclonal antibodies which allows the inhibition of the CD39 human enzyme and is the owner or exclusive licensee or sublicensee of certain Patents and Know-How associated therewith (capitalised terms are defined below);

(B)

MedImmune, which is directly or indirectly wholly owned by AstraZeneca PLC, and its Affiliates have experience in the research, development, manufacturing and commercialization of pharmaceutical products worldwide (capitalised terms are defined below);

(C)

By entering this Agreement MedImmune is obtaining an exclusive option to take an exclusive license under Patents and Know-How in and to the CD39 Lead and the CD39 Back-Ups and Innate is willing to grant such option to MedImmune, in each case, on the terms and conditions set forth below and in the License Agreement (capitalised terms are defined below);

(D)

The Parties intend to collaborate to perform certain Development activities (including Collaboration Studies) to further develop the Innate’s research and development programme with respect to CD39, and Innate intends to assist MedImmune in its Evaluation and determination as to whether or not to exercise CD39 Option (capitalised terms are defined below), all in accordance with the terms and conditions set forth below.

CD39  OPTION

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Innate and MedImmune, intending to be legally bound, agree as follows:

1	DEFINITIONS

As used in this Agreement, the following terms will have the meanings set forth in this Section 1, unless context dictates otherwise:

1.1

“Affiliate” means, with respect to a Person, any Person that from time to time directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person. For purposes of the definition in this Section 1.1 only, “control”, and with correlative meanings, the terms “controlled by” and “under common control with” mean (a) to possess, directly or indirectly, the power to direct the management or policies of a Person, whether through ownership of voting securities, by contract relating to voting rights or corporate governance, resolution, regulation or otherwise, or (b) to own, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities or other ownership interest of such Person.

1.2	“Agreement” shall have the meaning set forth in the preamble to this Agreement.

1.3

“Anti-Corruption Laws” means the US Foreign Corrupt Practices Act 1977, the UK Bribery Act 2010 and any other Applicable Law for the prevention of fraud, corruption, racketeering, money laundering or terrorism.

1.4

“Applicable Law” means the laws, rules, regulations and guidelines in the world, including any rules, regulations, guidelines or other requirements of the Governmental Bodies that are applicable to the Parties or any particular activity under this Agreement, in each case as may be in effect from time to time, including, without limitation, (i) GCP, (ii) GMP, (iii) GLP, (iv) GVP and (v) the principles that form the basis of the Helsinki Declaration of the World Medical Association, in each case to the extent they apply to a Party’s performance of its obligations under this Agreement.

CD39 OPTION

1.5

“Background IP” means, with respect to a Party, the Intellectual Property Rights owned by or licensed to such Party as of the Effective Date, and the Intellectual Property Rights that come into the ownership of or become licensed to such Party during the term of this Agreement, other than by operation of this Agreement.

1.6	“BLA” means a Biologics License Application submitted to the FDA under subsection (a) or (k) of Section 351 of the PHSA or any corresponding application outside the United States.

1.7	“Business Day” means a day other than Saturday or Sunday or a public holiday in England or France.

1.8	“CD39” means the enzyme NTPDase 1.

1.9	“CD39 [***] Bispecific” means those molecules (including antibodies) and any fragment or derivative thereof, that simultaneously bind to:

(i) CD39, and (ii) [***].

1.10

“CD39 [***] Combo” means any product or treatment involving sequential or concomitant administration or otherwise a combination of (a) a CD39 Program Antibody; and (b) a molecule (including antibody) targeting any therapeutic target within [***], whether on their own or in combination with other active ingredient(s). For the avoidance of doubt, CD39 [***] Combo includes a CD39/[***] Combination Product.

1.11	“CD39 [***] Studies” means any Clinical Trial with respect to a CD39 [***] Bispecific or a CD39 [***] Combo.

1.12

“CD39 Back-Ups” means those (i) antibodies described in Schedule 1.12, or (ii) other antibodies (or any fragment or derivative thereof) which bind to CD39, in each case (i) and (ii), including any fragment or derivative of such antibody, but excluding the CD39 Lead and the CD39 Bi-Specific Molecules.

CD39 OPTION

1.13	“CD39 Bi-Specific Molecules” means those molecules (including antibodies) and any fragment or derivative thereof, that simultaneously bind to: (i) CD39, and (ii) other therapeutic target(s).

1.14	“CD39 Competing Product” means a protein, including an antibody (or any fragment or derivative thereof), that [***].

1.15

“CD39/[***] Combination Product” means any product or treatment involving sequential or concomitant administration or otherwise a combination of: (a) any molecule (including antibody) or any fragment or derivative thereof which binds to CD39; and (b) any molecule (including antibody) or any fragment or derivative thereof which binds to [***], whether on their own or in combination with other active ingredients(s).

1.16	“CD39 Lead” means the CD39 Program Antibody identified as [***].

1.17	“CD39 Option” shall have the meaning set forth in Section 4.1.

1.18	“CD39 Option Fee” shall have the meaning set forth in Section 3.1.

1.19

“CD39 Option Know-How” means all Know-How which is Controlled by Innate or its Affiliates, as of the Effective Date or at any time during the term of this Agreement, that is or may become necessary or useful for the Research, Development, commercialization or other Exploitation of the CD39 Option Products, including: (a) the Innate Study Results, (b) the Know-How within the Innate Collaboration IP and (c) Innate’s interest in the Know-How within the Joint Collaboration IP (together (a) to (c), the “Innate Collaboration Know-How”), but excluding Know-How licensed under the [***], unless otherwise agreed between the Parties.

CD39 OPTION

1.20	“CD39 Option Notice” shall have the meaning set forth in Section 4.8.

1.21

“CD39 Option Patents” means all of the Patents: (a) listed in Appendix A, as may be supplemented by Innate from time to time, together with (b) all Patents which are Controlled by Innate or its Affiliates, as of the Effective Date or at any time during the term of this Agreement, that (i) claim any CD39 Option Product or (ii) claim any invention that is or becomes (subject to Section 12.12) necessary or useful for the Research, Development, commercialization or Exploitation, as applicable, of any CD39 Program Antibody, but excluding in each case (1) any Patent exclusively related to any active ingredient within a Combination (other than a CD39 Program Antibody) [***], unless otherwise agreed between the Parties.

1.22	“CD39 Option Period” means the period beginning upon [***]

1.23	“CD39 Option Products” means any and all pharmaceutical products including a

CD39 OPTION

CD39 Program Antibody as an active ingredient (including Combinations).

1.24	“CD39 Option Technology” means the CD39 Option Patents and the CD39 Option Know-How.

1.25

“CD39 Program Antibody” means any of: (a) the CD39 Lead, (b) any CD39 Back- Up; and (c) CD39 Bi-Specific Molecule, in each case within the scope of the claims of any of the CD39 Option Patents at any time, regardless of jurisdiction. In any case, antibodies listed as Schedule 1.12, including any fragment or derivative thereof, shall be CD39 Program Antibodies.

1.26	“CD39 Program” means the programme of research and development with respect to CD39 Option Products conducted or to be conducted under this Agreement.

1.27	“Change of Control” has the meaning set forth in the License Agreement.

1.28	“Clinical Trial” means a Phase 1 Clinical Trial, a Phase 2 Clinical Trial, or a Phase 3 Clinical Trial.

1.29

“CMC” means optimization of Manufacturing processes to provide reproducible supply of drug substance at commercialization scale, including formulation and development work to ensure stability and purity, and to otherwise meet the requirements under Applicable Law to be approved by a Regulatory Health Authority for marketing, sale and distribution.

1.30

“Collaboration Budget” means the budget set out in the Development Plan with respect to the forecasted Innate Development Costs to be incurred by Innate during the CD39 Option Period, as amended or updated from time to time by the OC in accordance with this Agreement.

1.31

“Collaboration IP” means the Know-How and other Intellectual Property Rights arising from, generated from or reduced to practice in connection with the performance of the Development activities under the Development Plan.

CD39 OPTION

1.32	“Collaboration Study” means any clinical study conducted or to be conducted in accordance with the Development Plan.

1.33

“Collaboration Study Preliminary Report” means the preliminary report in respect of each Collaboration Study written by or on behalf of Innate and summarising the Primary Endpoint Results of each Collaboration Study.

1.34

“Collaboration Study Protocol” means each clinical trial protocol describing a Collaboration Study and outlining the activities to be conducted by the Party assigned to perform such Collaboration Study under the Development Plan and the anticipated timelines for carrying out such activities, which protocol shall (i) be in accordance with the Collaboration Study outline contained in the Development Plan; and (ii) be prepared by or on behalf of such Party and the applicable Principal Investigator, as may be amended from time to time in accordance with Section 7.3(b).

1.35

“Combination” means the combination of a CD39 Program Antibody as an active ingredient with one or more other active ingredients including but not limited to MedImmune Products, whether sold or anticipated to be sold as a fixed dose or as separate co-prescribed doses or in a physically co-packaged form.

1.36	“Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party [***].

1.37	“Competition Law Filing” shall have the meaning set forth in Section 2.2.

1.38

“Confidential Information” means any and all Know-How and information with respect to a Party’s or its Affiliates’ business, whether oral or in writing or in any other form, disclosed before, on or after the date of this Agreement by one Party to the other Party that is either marked or identified as confidential or proprietary or that is of such a nature that would be considered by a reasonable person to be confidential or proprietary.

1.39

“Control” means, with respect to any item of Know-How or a Patent, the ability and authority of a Party or its Affiliates, whether arising by ownership, possession, or pursuant to a licence or sublicense (other than pursuant to a licence or

CD39 OPTION

sublicense granted under this Agreement or the License Agreement), to assign, disclose or grant a licence, sublicence or other right to the other Party under or to such item of Know-How or such Patent as provided for herein or under the License Agreement, and without breaching the terms of any agreement between such Party and any Third Party.

1.40

“Costs” means both internal and external costs and expenses. Unless otherwise mutually agreed between the Parties, internal costs incurred by a Party shall be determined by multiplying the applicable FTE Rate by the number of FTEs utilized to conduct the applicable activities. Costs shall exclude any payment obligations owed to the head licensors under any Head License.

1.41

“CRO” means a contract research organisation selected by Innate for the performance of the Collaboration Studies or parts thereof and identified in the relevant Collaboration Studies Protocol, including the CROs engaged by Innate in

CD39 OPTION

relation to the CD39 Program.

1.42

“CTA Materials” means those Clinical Trial Applications for the Collaboration Studies, together with all supporting documentation and data, to be submitted after the Effective Date to the European Medicines Agency or other appropriate Regulatory Health Authorities in respect of the Collaboration Studies.

1.43

“CTA” or “Clinical Trial Application” means any and all applications to the European Medicines Agency or other appropriate Regulatory Health Authorities for the permission to perform a clinical study as required by Applicable Law.

1.44

“Data Protection Law” means any law or regulation in force in the relevant jurisdiction from time to time which implements or supplements the General Data Protection Regulation 2016/679 dated 27 April and any other Applicable Law replacing adding to or amending, extending, reconstituting or consolidating it or any equivalent national laws and regulations which otherwise regulate the processing of Personal Data, privacy, direct marketing or the interception or communication of electronic messages.

1.45

“Data Subject” means a natural person who is an identified or identifiable natural person. An identifiable natural person is one who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person.

1.46

“Develop” or “Development” means activities relating to the development of CD39 Option Products, and activities to develop manufacturing capabilities for CD39 Option Products. Development includes pre-clinical activities, toxicology studies, formulation, manufacturing process development and scale-up (including bulk antibody production and CMC activities), manufacturing CD39 Option Products for clinical trials, quality assurance and quality control, initial biomarker studies, technical support, pharmacokinetic studies, clinical studies, pharmacovigilance and regulatory affairs activities.

CD39 OPTION

1.47

“Development Plan” means the Development Plan for the CD39 Program, as reviewed, updated and approved by the OC from time to time pursuant to Section 5.1; containing the outline of each of the currently envisaged pre-clinical activities, the Collaboration Studies and timelines for the commencement and completion of such studies, as well as certain CMC activities and the supply of CD39 Option Products, the related timelines for such activities as well as the assumptions set forth therein.

1.48	“Disclosing Party” shall have the meaning set forth in Section 11.1.

1.49	“EMA” means the European Medicines Agency, a Regulatory Health Authority for the purposes of this Agreement.

1.50	“Evaluation” and “Evaluate” means MedImmune’s and its Affiliates’ internal evaluation of the CD39 Program for purposes of determining whether or not to exercise the CD39 Option.

1.51

“Exploit” means to undertake, or have undertaken, any or all of the following activities: to make, import, use, sell, or offer for sale, research, study, Develop, register, modify, enhance, improve, manufacture, hold or keep (whether for disposal or otherwise), formulate, optimise, use, export, transport, distribute, promote, market or otherwise dispose or offer to dispose of, a product or process and “Exploitation” shall have the correlative meaning.

1.52	“Exploratory Study” shall have the meaning set forth in Section 4.5.

1.53	“FDA” means the United States Food and Drug Administration, a Regulatory Health Authority for the purposes of this Agreement.

1.54	“Force Majeure” has the meaning set out in the License Agreement.

1.55

“France - UK Double Tax Treaty” means the convention between the Government of the United Kingdom of Great Britain and Northern Ireland and the Government of France for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and on capital gains signed in

CD39 OPTION

London on 19 June 2008 as well as any convention that would replace it in the future.

1.56	“FTE” means a full time equivalent person year of [***] of scientific, technical or operational work (excluding administrative services).

1.57

“FTE Rate” means, for the period commencing on the Effective Date until such time as adjusted pursuant to the following sentence or the Parties agree otherwise, [***] for all activities. The FTE Rate will be increased or decreased on each anniversary of the Effective Date by a percentage equivalent to the change over the preceding twelve month period in the Consumer Price Index for Urban Wage Earners and Clerical Workers with respect to MedImmune and the index of salaries of the pharmaceutical industry published by LEEM with respect to Innate. The FTE Rate shall include costs of salaries, benefits, supplies, travel, other employee costs, and supporting general and administration allocations.

1.58

“GCP” or “Good Clinical Practices” means, to the extent applicable in the country where Regulatory Approval is sought, the current standards for good clinical practices relating to clinical trials for pharmaceuticals, as set forth in the United States Code of Federal Regulations or ICH guidelines and applicable regulations, laws or rules as promulgated thereunder, in each case as amended from time to time, and all other standards of good clinical practice as are required by any Regulatory Health Authority.

1.59

“GLP” or “Good Laboratory Practices” means good laboratory practices required under the regulations set forth in 21 C.F.R. Part 58, as in effect during the term of this Agreement, and the requirements thereunder imposed by the FDA, and the equivalent thereof in any jurisdiction.

1.60

“GMP” or “Good Manufacturing Practice” means the principle of good manufacturing practice in respect of medicinal products for human use and investigational medicinal products for human use as required by Applicable Law, including the laws of the European Community and Directive 2003/94/EC as well as any national legislation implementing the aforesaid Directive and any relevant

CD39 OPTION

guidance relating thereto.

1.61

“GVP” or “Good Pharmacovigilance Practices” means, in addition to the provisions under the any pharmacovigilance agreement between the Parties, all applicable good pharmacovigilance practices promulgated and published by FDA, EMA or any other Regulatory Health Authorities having jurisdiction over the Development, Manufacture or commercialization of the CD39 Option Products pursuant to its regulations, guidelines or otherwise, including as applicable, major pharmacovigilance process and product or population specific considerations as defined in (a) European Commission Regulation code relating to medicinal products for human use, Directives 2010/84/EU and 2012/26/EU respectively, as well as by the Commission Implementing Regulation (EU) No 520/2012 on the Performance of Pharmacovigilance Activities Provided for in Regulation (EC) No 726/2004 and Directive 2001/83/EC, Title IX of the Directive, Article 108a (a) of Directive 2001/83/EC, and principles detailed in the ICH guidelines for pharmacovigilance as well as (b) principles detailed in the United States 21 CFR and Guidance for Industry Good Pharmacovigilance Practices and Pharmacoepidemiological Assessment.

1.62	“Government Official” means any Person employed by or acting on behalf of a Governmental Body, government-controlled entity or public international organization.

1.63

“Governmental Body” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, centre, organization, unit, body or entity and any court or other tribunal); or (iv) self-regulatory organization (including the NASDAQ Global Market and the NASDAQ Global Select Market). For the avoidance of doubt, Governmental Bodies includes Regulatory Health Authorities.

1.64	“Head License” means any of the [***] or any license from a Third Party described under Section 12.12 or Section 12.14, and “Head Licenses” means all of them.

CD39 OPTION

1.65	“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, including all rules promulgated thereunder.

1.66	“ICH” means the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.

1.67	“IND” or “Investigational New Drug Application” means an application to the FDA for permission to perform a clinical study as required by Applicable Law.

1.68

“Independent Ethics Committee” or “IEC” means an independent body, institutional, regional, national or supranational committee or review board, whose responsibility it is to ensure the protection of rights, safety and well-being of human subjects in a clinical study and who is responsible for, among other things, reviewing and approving or providing opinions on, the Collaboration Study Protocol, the suitability of the investigator(s), facilities, subject recruitment materials, methods and the information to be provided to potential Subjects in a Collaboration Study to secure their informed consent.

1.69	“Indication” means a cancerous condition resulting from a separate and distinct tumor type and line of therapy that is the basis for a separate and distinct Regulatory Approval.

1.70	“Indirect Taxes” means value added taxes, sales taxes, consumption taxes and other similar taxes.

1.71	“Innate” shall have the meaning set forth in the preamble to this Agreement.

1.72

“Innate Data Room” means the dataroom with respect to Innate’s CD39 research and development programme which is maintained by or on behalf of Innate and to the extent available for access by MedImmune on or before the Effective Date.

1.73	“Innate Development Costs” has the meaning set out in Section 6.1.

1.74	“Innate Standards” means, with respect to the performance of any activities allocated to Innate under the Development Plan with respect to a CD39 Option

CD39 OPTION

Product, the performance of such activities (a) with substantially the same degree of skill, quality and care utilized by Innate in performing such activities for itself with respect to such CD39 Option Product or products at a similar stage of development as such CD39 Option Product; and (b) in compliance in all material respects with Applicable Laws.

1.75	“Innate Study Results” shall have the meaning set forth in Section 12.6(a).

1.76	“Innate Third Party Claim” shall have the meaning set forth in Section 15.2.

1.77

“Intellectual Property Rights” means Patents, trademarks, service marks, trade secrets (including patentable inventions), trade names, registered designs, design rights, copyrights (including rights in computer software), domain names, database rights and any rights or property similar to any of the foregoing in any part of the world, whether registered or not, together with the right to apply for the registration of any such rights.

1.78	“Joint Collaboration IP” shall have the meaning set forth in Section 12.3(c).

1.79

“Know-How” means all inventions, discoveries, data, information (including scientific, technical or regulatory information), trade secrets, processes, means, methods, practices, formulae, instructions, procedures, techniques, materials, technology, results, analyses, designs, drawings, computer programs, apparatuses, specifications, technical assistance, laboratory, pre-clinical and clinical data (including laboratory notes and notebooks), and other material or know-how, in written, electronic or any other form, whether or not confidential, proprietary or patentable, including without limitation: development technology; biology, chemistry, pharmacology, toxicology, drug stability, CMC, Manufacturing and formulation, initial biomarker studies, test procedures, synthesis, purification and isolation techniques, quality control data and information, methodologies and techniques; information regarding clinical and non-clinical safety and efficacy studies, including study designs and protocols, marketing studies, absorption, distribution, metabolism and excretion studies; assays and biological methodology.

CD39 OPTION

1.80

“knowledge” means the good faith understanding of the officers of Innate and its Affiliates, with respect to relevant facts and information after performing a commercially reasonable inquiry of the employees having responsibilities in Innate’s organisation with respect to the relevant subject matters and external patent agents of Innate and its Affiliates with respect to such facts and information relating to the CD39 Option Patents, that the patent agent is responsible for prosecuting and maintaining. For purposes of the foregoing, Innate will not be deemed to have knowledge of any given fact or information, which (i) was known or should have been known by any external patent agents of Innate and its Affiliates but was not disclosed to Innate’s officers or (ii) was not known by the employees of Innate and its Affiliates.

1.81	“License Agreement” shall mean the agreed form license attached at Schedule 1.80.

1.82

“Listed Patents” means the Patents listed in Schedule 1.81, and any Patents filed after the Effective Date claiming priority to the Patents listed on Schedule 1.81, as such schedule may be updated from time to time by agreement of the Parties.

1.83

“Loss” or “Losses” means any and all direct liabilities, claims, actions, damages, losses or expenses, including interest, penalties, and reasonable lawyers’ fees and disbursements. In calculating Losses, the legal duty to mitigate on the part of the Party suffering the Loss shall be taken into account.

1.84

“Manufacture” or “Manufacturing” means activities in connection with the synthesis, manufacture, processing, formulating, testing (including, without limitation quality control, quality assurance and lot release testing), bulk packaging, labelling or storage and delivery of CD39 Option Products (including any component thereof).

1.85

“Material Anti-Corruption Law Violation” means a violation of an Anti-Corruption Law relating to the subject matter of this Agreement which would if it were publically known have a material adverse effect on a Party or on the reputation of a Party because of its relationship with the other Party.

CD39 OPTION

1.86	“Material Issues” means issues material to the governance of or performance of the Development Plan, including any of the following with respect to the CD39 Program:

(a)	discontinuing commencement of Collaboration Studies, or prolonging or postponing commencement of Collaboration Studies by more than [***];

(b)	any Safety or Regulatory Issues;

(c)	conducting the Collaboration Studies across fewer than [***] sites per Collaboration Study;

(d)	selecting and using any contract research organisation that is not a CRO other than those with international recognition for conducting the Collaboration Studies;

(e)

delay in the CMC work set forth in the Development Plan likely to cause a delay in commencing the first Phase 3 Clinical Trial in respect of a CD39 Option Product, with reference to the target date set forth in the Development Plan, by more than [***]; and

(f)	review and approve supply forecast (including for Exploratory Studies).

1.87	“MedImmune” shall have the meaning set forth in the preamble to this Agreement.

1.88	“MedImmune Collaboration IP” shall have the meaning set forth in Section 12.3(a).

1.89	“MedImmune Collaboration Studies” shall have the meaning set forth in Section 9.1(a).

1.90	“MedImmune Indemnitees” shall have the meaning set forth in Section 15.1.

CD39 OPTION

1.91

“MedImmune Manufacturing Information” means any Know-How with respect to the Manufacture of any MedImmune Product or other proprietary product of MedImmune, including the CMC data with respect thereto.

1.92	“MedImmune Manufacturing IP” shall have the meaning set forth in Section 12.4.

1.93

“MedImmune Product” shall mean any proprietary product of MedImmune and with which either Party conducts a Collaboration Study or a pre-clinical study under the Development Plan. For the avoidance of doubt, MedImmune Product excludes the CD39 Option Products.

1.94	“MedImmune Study Results” shall have the meaning set forth in Section 12.6(b).

1.95	“MedImmune Third Party Claim” shall have the meaning set forth in Section 15.1.

1.96	“Objectives” means the objectives of Party which are:

(a)	providing proof of the concept of the CD39 Option Products as cancer treatments;

(b)	carrying out the Collaboration Studies, CMC and other activities assigned to such Party as set forth in the Development Plan taking into account the assumptions set out in the Development Plan;

(c)	[***];

(d)	[***];

(e)	[***];

(f)	[***]; and

CD39 OPTION

(g)	[***].

1.97	“Oncology Field” means the treatment, diagnosis and prevention of cancer in humans and animals.

1.98	“Option Committee” or “OC” shall have the meaning set forth in Section 7.3.

1.99	[***].

1.100	[***].

1.101	“Parties” means MedImmune and Innate and “Party” means either of them.

1.102	“Patent Action” shall have the meaning set forth in Section 12.21.

1.103

“Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, non- provisional applications, and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patents or patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates, patent term extensions and the like) of the foregoing patents or patent applications ((a), (b) and (c)), and (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent applications and patents.

1.104	“Payments” shall have the meaning set forth in Section 8.1.

CD39 OPTION

1.105

“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

1.106	“Personal Data” means any information relating to a Data Subject.

1.107	“Phase 1 Clinical Trial” means any clinical study conducted on human subjects [***].

1.108

“Phase 2 Clinical Trial” means any clinical study that is not intended to be used as a pivotal study for purposes of seeking Regulatory Approval in any country within the Territory that is conducted on human patients [***].

1.109	“Phase 3 Clinical Trial” means any clinical study used as a pivotal study for purposes of seeking Regulatory Approval, [***].

1.110

“Primary End Point Results” means with respect to any given Clinical Trial, the primary end point results in accordance with the applicable protocol which, for the avoidance of doubt, might include items such as overall response rate, disease control rate, durability of response, progression free survival or safety data, as will be specified in the applicable protocol.

1.111

“Principal Investigator” means the person(s) appointed to lead and co-ordinate one or several Collaboration Studies under this Agreement and identified as Principal Investigator on the relevant Collaboration Studies Protocol, or any other person who may be appointed to such role.

1.112

“Processing” means any operation or set of operations that is performed on Personal Data or on sets of Personal Data, whether or not by automated means, such as collection, recording, organisation, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction.

CD39 OPTION

1.113	“Product Trademark” mean trademarks to be used specifically for the marketing and sale of the CD39 Option Products.

1.114	“Receiving Party” shall have the meaning set forth in Section 11.1.

1.115	“Regulatory Approval” means any and all approvals, product or establishment

CD39 OPTION

licenses, registrations, or authorizations of any regional, federal, state, or local Regulatory Health Authority, department, bureau, or other governmental entity, necessary to test, manufacture, commercially distribute, sell or market a CD39 Option Product in a regulatory jurisdiction, including, where applicable, (a) pricing or reimbursement approval in such jurisdiction if necessary or desirable, (b) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto), and (c) labelling approval.

1.116

“Regulatory Documentation” means all applications, registrations, licenses, authorizations and approvals, all correspondence submitted to or received from Regulatory Health Authorities (including minutes and official contact reports relating to any communications with any Regulatory Health Authority) and all supporting documents, including documentation arising in the course of all clinical trials, in each case relating to obtaining or maintaining Regulatory Approval of Option Products, including all INDs, regulatory drug lists, advertising and promotion documents, adverse event files and complaint files, including safety information, excluding source documentation associated with individual case safety reports other than such source documentation that is part of the clinical trial master file.

1.117

“Regulatory Exclusivity” shall mean any exclusive marketing rights or data exclusivity rights conferred by any applicable Regulatory Health Authority, other than an issued and unexpired Patent, including any regulatory data protection exclusivity (including, where applicable, paediatric exclusivity or orphan drug exclusivity) or any other exclusivity afforded by restrictions which restrict the granting by a Regulatory Health Authority of Regulatory Approval to market a generic product.

1.118

“Regulatory Health Authority” means any applicable national (for example, FDA or Japan’s Pharmaceuticals and Medical Devices Agency), supranational (for example, the EMA), regional, state, provincial or local regulatory health authority, department, bureau, commission, council, or other government entity regulating or otherwise exercising authority with respect to the Exploitation of Option Products in the Territory, including any such entity involved in the granting

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of Regulatory Approval for pharmaceutical products.

1.119	“Research” means the discovery, identification, research, characterisation, modification, derivatisation, optimisation and preclinical testing of pharmaceutical products.

1.120	“Restricted Party” shall have the meaning set forth in Section 13.2.

1.121

“Right of Reference” means the non-exclusive right to cross reference, copy, incorporate by reference or rely upon any Study Results solely for the purposes of obtaining or maintaining Regulatory Approval for a pharmaceutical product, including (1) a “Right of Reference or Use” as that term is defined in 21 C.F.R. §314.3(b) in the United States, (2) any analogous procedures with respect to biologics or BLAs in the United States and (3) any equivalents thereof outside the United States.

1.122	“S/R Notice” shall have the meaning set forth in Section 9.7.

1.123	“Safety or Regulatory Issue” means:

(a)	Serious Adverse Event;

(b)	requirement or request by a Regulatory Health Authority that one or more of the Collaboration Studies should cease in the interests of the health, safety or well-being of Subjects;

(c)

a reasonable, good faith determination by Innate, as notified to the OC, that one or more of the Collaboration Studies should cease in the interests of the health, safety or well-being of Subjects and that such issue cannot be rectified or overcome without adversely jeopardizing the aforementioned interests; or

(d)

any decision or requirement of a Regulatory Health Authority which occurs prior to or during any of the Collaboration Studies and which prevents Innate from initiating or completing one or more of the Collaboration

CD39 OPTION

Studies or from causing one or more of the Collaboration Studies to be initiated or completed.

1.124	[***].

1.125	[***].

1.126	[***].

1.127

“Senior Executives” means (i) [***] and (ii), [***]. A Party shall be entitled, effective upon written notice thereof to the other Party, to designate one of its other representatives having equivalent seniority and experience to replace such foregoing representative as that Party’s Senior Executive for the purpose of this Agreement.

1.128	“Serious Adverse Event” shall have the meaning given and defined by ICH from time to time.

1.129	“Specification” means the specification applicable to the Manufacture, packaging, labelling and storage of a relevant product, as current at any given time.

1.130

“Study Documentation” means all records, accounts, notes, laboratory notebooks, reports and data, collected, generated or used in connection with the Collaboration Studies, Exploratory Studies or where applicable, pre-clinical activities performed by a Party under the Development Plan, whether in written, electronic, optical or other form, including all recorded original observations and notations of clinical activities such as reports and records necessary for the evaluation and reconstruction of the relevant Collaboration Study or Exploratory Study.

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1.131	“Study Results” means any data and information generated as a result of the Collaboration Studies, including any of the Collaboration Study Preliminary Reports.

1.132

“Study Site Staff” means all those researchers, students, employees, agents or others who are engaged by or on behalf of Innate in the conduct of any of the Collaboration Studies, including any sub-investigator (but excluding, for the avoidance of doubt, MedImmune and its researchers, students, employees and agents).

1.133	“Subject” means a person recruited to participate in a Collaboration Study.

1.134	“Tech Transfer Period” shall have the meaning set forth in Section 17.3.

1.135	“Territory” means the world.

1.136	“Third Party Agreements” means those agreements listed in Schedule 1.135.

1.137	“Third Party” means any Person other than the Parties or the Parties’ respective Affiliates.

1.138	“Third Party Claim” means an Innate Third Party Claim or a MedImmune Third Party Claim.

1.139	“Transferred Data” means the Personal Data transferred by MedImmune to Innate pursuant to this Agreement.

2	CONSTRUCTION; COMPETITION LAW FILING

2.1

Except where the context requires otherwise, whenever used the singular includes the plural, the plural includes the singular, the use of any gender is applicable to all genders and the word “or” has the inclusive meaning represented by the phrase “and/or”. Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The headings of this Agreement are for convenience only and do not define, describe, extend or limit the scope

CD39 OPTION

or intent of any provision in this Agreement. The term “including” or “includes” as used in this Agreement means including, without limiting the generality of any description preceding such term. The wording of this Agreement shall be deemed to be the wording mutually chosen by the Parties and no rule of strict construction shall be applied against any Party. The Parties hereby agree to act in good faith with respect to their performance of the rights and obligations pursuant to this Agreement.

2.2

If MedImmune reasonably determines during the CD39 Option Period that a filing under the HSR Act or any equivalent competition law statute or regulation (a “Competition Law Filing”) is required for the performance of this Agreement or any License Agreement, promptly upon MedImmune’s request, the Parties shall prepare and submit the required notification forms as soon as reasonably practicable (and for any filing under the HSR Act within [***] after such determination) and use reasonable efforts to obtain clearance for the transactions contemplated hereunder as soon as practicable. Subject to Applicable Law relating to the exchange of information, MedImmune shall have the right to direct all matters with respect to Competition Law Filings hereunder, consistent with its obligations hereunder after consulting with Innate. Each Party will consult with the other on, and consider in good faith the views of the other Party in connection with, all of the information relating to such other Party that appears in any Competition Law Filing. MedImmune shall bear all fees in connection with any Competition Law Filing and each Party shall bear their respective attorneys’ fees in connection therewith.

3	OPTION FEE

3.1

In consideration of the grant of the CD39 Option by Innate to MedImmune and Innate’s obligations to perform the activities contemplated under this Agreement to facilitate MedImmune’s Evaluation, MedImmune shall, subject to the terms of this Agreement, pay to Innate:

(a)	a non-creditable and non-refundable fee of fifty million US dollars ($USD 50,000,000) (the “CD39 Option Fee”); and

CD39 OPTION

(b)	the following non-creditable and non-refundable fee upon the first achievement of the applicable milestone event set out below by or on behalf of MedImmune or Innate:

Milestone Event for a CD39 Option Product	Payment

[***]	[***]
[***]	[***]

For the avoidance of doubt, each payment set out above shall be payable by MedImmune only once.

3.2

The CD39 Option Fee shall be payable by MedImmune in accordance with Section 8 in cash in two lump sums. MedImmune shall pay to Innate: (a) the first amount of twenty six million US dollars ($USD 26,000,000) within [***] after the Effective Date, and (b) the remaining amount of twenty four million US dollars ($USD 24,000,000) on [***] 2019.

3.3

Upon achievement of the corresponding milestone event by or on behalf of Innate or MedImmune set forth in Section 3.1(b) Innate may issue an invoice to MedImmune with respect to the corresponding payment, and MedImmune shall pay such amount to Innate no later than [forty five (45) days] following receipt of such invoice.

3.4	For the avoidance of doubt, the CD39 Option Fee is in addition to those fees payable on valid exercise of the CD39 Option.

CD39 OPTION

4	CD39 OPTION

4.1	Innate hereby grants to MedImmune the exclusive option (the “CD39 Option”) to obtain the rights and licenses under the CD39 Option Technology to Exploit CD39 Option Products pursuant to the terms of the License Agreement.

4.2	During the CD39 Option Period, each Party shall be responsible for the performance of the Development activities assigned to it under the Development Plan, in accordance with Section 5.

4.3

MedImmune agrees to fund and shall finance those pre-clinical studies under the Development Plan allocated to Innate, in accordance with the Collaboration Budget for such studies contained in the Development Plan.

4.4

MedImmune shall use its Commercially Reasonable Efforts to formulate the CMC part of any data package required for any IND/CTA or Regulatory Approval contained in the Development Plan in accordance with the expected timeline indicated in the Development Plan.

4.5

During the CD39 Option Period, Innate may conduct exploratory clinical trials (including any Phase 1 Clinical Trials or Phase 2 Clinical Trials) (“Exploratory Studies”) with respect to any CD39 Option Product (other than CD39 Bi-Specific Molecules), including in combination with one or more active ingredient(s), at its discretion and own expense, provided that Innate shall, at least [***] prior to the initiation of the Exploratory Study, propose to MedImmune through the OC to include the Exploratory Study in the Development Plan, and provide to MedImmune a copy of the study protocol for such Exploratory Study (with respect to a CD39 [***] Study, Innate shall provide a high level clinical trial design summary that includes tumor type, patient population, dose range and schedule of each agent to be administered (a “CD39 [***] Plan”)). MedImmune shall consider such proposal in good faith in light of the Objectives. Within [***] after the receipt of such study protocol (or clinical trial design summary, as applicable), MedImmune shall also indicate whether or not such Exploratory Study satisfies the criteria set forth in (a) to (c) below. If MedImmune does not approve the inclusion of such Exploratory Study in the Development Plan, then Innate may perform such Exploratory Study at its Cost (subject to Section 4.7), but only if the criteria set out in (a) to (c) below are satisfied (otherwise, Innate may not

CD39 OPTION

perform such Exploratory Study):

(a)	[***];

(b)	[***]; and

(c)	[***].

Notwithstanding the foregoing, clauses (a) to (c) shall not apply with respect to any Exploratory Study to be conducted by Innate on a CD39/[***] Combination Product, provided that, [***].

4.6

MedImmune shall use Commercially Reasonable Efforts to provide to Innate, upon Innate’s reasonable request (including reasonable manufacturing timelines) at Cost payable by Innate, and in a reasonably timely manner so as not to delay the filing of any IND/CTA or any other Regulatory Approval:

(a)

quantities of the CD39 Lead or other CD39 Option Product as might be required to conduct each Exploratory Study, subject to MedImmune’s then-current stock of such CD39 Option Product, its manufacturing capacity, and its obligations under Section 5.3(a); and

(b)	a complete data package with respect to CMC as is required to enable

CD39 OPTION

Innate to make the relevant submission for each IND/CTA or any other Regulatory Approval for such Exploratory Study. Provision of such data package may be in a form or method as enables MedImmune to retain its confidentiality in the MedImmune Manufacturing Information.

4.7	If a Phase 3 Clinical Trial is initiated by or on behalf of MedImmune or its Affiliates and:

(a)	[***];

(b)	[***]; and

(c)	[***].

then MedImmune shall reimburse to Innate the reasonable and documented Costs of such Exploratory Study undertaken by Innate together with an additional amount equal to [***] of such reasonable and documented Costs, such additional [***] being a premium reflecting the risk undertaken by Innate in conducting such Exploratory Study. Such Costs and premium shall be Payments, payable in accordance with Section 8 and shall be paid no later than the date of recruitment of the first Subject into such Phase 3 Clinical Trial initiated by or on behalf of MedImmune or its Affiliates. For the avoidance of doubt, any such payment shall be in addition to any other Payment hereunder or in the License Agreement, including any milestone payments.

Exercising the CD39 Option

4.8	MedImmune may exercise the CD39 Option by giving Innate written notice that it is

CD39 OPTION

exercising the CD39 Option (“CD39 Option Notice”) at any time within the CD39 Option Period. No later than [***] prior to the expected expiry of the CD39 Option Period (if the CD39 Option Notice has not been given), Innate shall notify MedImmune of such occurrence through the Option Committee, and the Parties shall discuss MedImmune’s intention to exercise or not to exercise the CD39 Option. Innate will provide to MedImmune an updated set of Schedules (including disclosure Schedules with respect to Innate’s representations and warranties) in the License Agreement.

4.9

Upon Innate’s receipt within the CD39 Option Period of a CD39 Option Notice, the License Agreement shall, automatically and without any further measures having to be taken by either Party, enter into force in accordance with its terms. The Parties shall cooperate in good faith to prepare as promptly as possible after the effective date of the License Agreement all filings and other actions required by Applicable Laws to be made and taken in order to continue to conduct the Development of CD39 Option Products. All such filings and actions shall be approved in advance by MedImmune and be made and taken by or on behalf of MedImmune.

4.10

Upon valid exercise of the CD39 Option, MedImmune may assume from Innate the right to lead and conduct such ongoing early-stage Development activities as Innate may have been conducting prior to exercise of the CD39 Option.

4.11

Upon valid exercise of the CD39 Option, MedImmune will assume responsibility from Innate to undertake all late-stage development activities (which shall include sponsorship of all Phase 3 Clinical Trials), as set out in and subject to the terms of the License Agreement.

Lapse of the CD39 Option

4.12

If: (a) MedImmune has not on or prior to the expiry of the CD39 Option Period furnished Innate with a CD39 Option Notice; or (b) either Party terminates this Agreement pursuant to Sections 16.2 to 16.4, then the CD39 Option shall terminate and the CD39 Option shall lapse, and shall have no force or effect, and the consequences set forth in Section 17 applicable to such expiry or termination (as

CD39 OPTION

applicable) shall apply.

4.13

Upon the termination of the CD39 Option pursuant to Section 4.12, if Innate subsequently Develops, commercialises or otherwise Exploits any CD39 Option Product or any product developed using or otherwise incorporating any Collaboration IP or Study Results (each, an “Innate Licensed Product”), then Innate shall pay to MedImmune the payments calculated in accordance with Schedule 4.13 with respect to such Innate Licensed Product, up to a maximum amount equal to [***] of the aggregate of: [***] (the “Total Reimbursement Amount”).

4.14	Upon the expiry or termination of the CD39 Option pursuant to Section 4.12 MedImmune shall grant to Innate:

(a)

a non-exclusive, royalty free, fully paid up (subject to Section 4.15) worldwide licence, with the right to sublicense through multiple tiers, under MedImmune’s interest in the Joint Collaboration IP to research, Develop, manufacture, commercialise and otherwise Exploit any product; and

(b)

a royalty free, fully paid up (subject to Section 4.15) worldwide licence, with the right to sublicense through multiple tiers, under the MedImmune Collaboration IP (excluding any MedImmune Collaboration IP claiming or related to any CD39 Bi-Specific Molecule or CD39 [***] Combo) and the MedImmune Study Results (excluding the Study Results with respect to any CD39 Bi-Specific Molecule or CD39 [***] Combo), to research, Develop, manufacture, commercialise and otherwise Exploit any CD39 Option Product, such licence shall be exclusive with respect to any MedImmune Collaboration IP that claims the CD39 Option Products existing as of the date the termination of the CD39 Option and such licence shall be non-exclusive with respect to any other MedImmune Collaboration IP.

4.15

Upon the termination of the CD39 Option pursuant to Section 4.12, if Innate wishes to acquire a licence under any MedImmune Collaboration IP claiming any CD39 Bi- Specific Molecule or [***] Combo or any MedImmune Study Results with respect to

CD39 OPTION

any CD39 Bi-Specific Molecule or CD39-[***] Combo, Innate may notify MedImmune of such wish. If MedImmune wishes to grant to Innate such licence, the Parties shall negotiate in good faith a licence under such Collaboration IP or Study Results, which shall include any financial terms.

5	DEVELOPMENT PLAN AND REPORTING

5.1

Within [***] of the Effective Date, the OC will meet to discuss and agree on an initial version of the Development Plan and the Collaboration Budget, recognising that in so doing, the ultimate purpose is to design a plan that gives the Parties the best opportunity to achieve the Objectives. The Development Plan shall specify which of the Parties shall be the sponsor of each of the Collaboration Studies, and that Party’s responsibilities will include compliance with all obligations imposed on study sponsors under Applicable Law. The Collaboration Budget shall be broken down by agreed activities in applicable areas, including research, preclinical activities, Clinical Trials, pharmacovigilance or other activities. The Development Plan will include, among other things, (i) the initial indication(s) for which the CD39 Option Product is planned to be Developed, (ii) other indications for which the CD39 Option Product may be developed, (iii) the proposed overall program of Development for the CD39 Option Product for any indications elected by MedImmune, including without limitation all material nonclinical studies, toxicology, pharmacology studies, formulation, process development, CMC, clinical studies, and regulatory plans, (iv) critical activities anticipated to be undertaken, estimated timelines, decision points and relevant decision criteria, and (v) allocation of responsibilities between the Parties for the various activities to be undertaken under the Development Plan and estimated timelines; all based on what can reasonably be foreseen and planned at the time of preparation of the Development Plan. MedImmune shall review and submit an updated Development Plan and Collaboration Budget to the OC for approval at least

CD39 OPTION

annually during the term of this Agreement. Each Party shall use Commercially Reasonable Efforts to perform the Collaboration Studies outlined in, and other activities (including any Manufacturing and technology transfer activities) contemplated in, the Development Plan and assigned to such Party in the Development Plan, such performance shall be in accordance with:

(a)	this Agreement,

(b)	the applicable Collaboration Study Protocols,

(c)	all Applicable Law; and

(d)	the Development Plan.

Without limiting the foregoing, each Party shall obtain and maintain all permissions, consents, licences and patient consents required for the performance of its obligations under this Agreement, including the Collaboration Studies assigned to such Party under the Development Plan.

5.2	Without limiting Section 5.1, each Party shall, with respect to Collaboration Studies assigned to it under the Development Plan shall:

(a)

perform, or cause to be performed, such Collaboration Studies in good scientific manner and in compliance with all Applicable Law, as well as any condition required by a Regulatory Health Authority or an IEC;

(b)

use Commercially Reasonable Efforts to complete such Collaboration Studies (meaning delivery of all final reports with respect to such Collaboration Studies) within the timescales specified in the applicable Collaboration Study Protocols and the Development Plan; and

(c)	cause the Principal Investigator and the Study Site Staff to conduct such Collaboration Studies in accordance with the provisions set out above in this Section 5.

CD39 OPTION

In relation to Collaboration Studies assigned to a Party under the Development Plan for which there is no detailed Collaboration Study Protocol as at the Effective Date of this Agreement or Collaboration Studies that are conceived after the Effective Date of this Agreement, such Party shall produce Collaboration Study Protocols for such Collaboration Study, as soon as reasonably practicable after the Effective Date of this Agreement or conception of those Collaboration Studies, respectively and provide them to the OC for review.

5.3	Medimmune shall:

(a)

use Commercially Reasonable Efforts to provide, at its own cost, such GMP quantities of CD39 Lead as are specified in the Collaboration Study Protocols or otherwise required for the conduct of the Collaboration Studies and the Development Plan. Without limiting the foregoing, MedImmune shall provide a near-term manufacturing slot for CD39 Lead to enable supplies of the CD39 Lead to be Manufactured to the Specification for the purposes of GLP toxicology studies and Phase 1 Clinical Trials in accordance with the Development Plan; and

(b)

use Commercially Reasonable Efforts to conduct the activities assigned to MedImmune in the Development Plan, including any Collaboration Studies assigned to MedImmune and any CMC activities as might be specified therein.

5.4

Promptly upon MedImmune’s request, the Parties shall negotiate in good faith a separate quality assurance agreement (the “QAA”) that shall define the manufacturing and supply quality responsibilities of the Parties. The QAA shall further include provisions obligating the supplying Party to report to the other any regulatory compliance issues with its suppliers as well as any critical quality non- conformances relating to the CD39 Option Product (or MedImmune Product, as applicable).

5.5

If any Innate Collaboration Study involves the use of any MedImmune Product, the Parties shall negotiate in good faith a clinical supply agreement providing for the supply of such MedImmune Product, which shall include terms with respect to

CD39 OPTION

Intellectual Property Rights allocation and other customary terms with respect to clinical supply agreements of a similar nature.

5.6	Each Party shall:

(a)	obtain and maintain all filings and applications and all other actions required by Applicable Law to conduct the Collaboration Studies (and the Exploratory Studies in the case of Innate);

(b)

procure that complete, current, accurate and legible Study Documentation is retained and stored in a manner consistent with customary industry practices, for: (i) further Developing the CD39 Option Products, (ii) Patent purposes, and (iii) the collection of data for submission to, or review by, a Regulatory Health Authority, in full compliance with the Collaboration Study Protocols and all Applicable Law and kept clearly separated from all records pertaining to other activities that may be carried out by or on behalf of such Party outside the scope of this Agreement. Without limiting clause (d), except to the extent prohibited under Applicable Law, upon prior written request by MedImmune no more than twice per consecutive [***] period during the term of this Agreement, Innate shall make all Study Documentation available for MedImmune’s review pursuant to Section 7 and for inspection, analysis and use by or on behalf of MedImmune during the term of this Agreement for the sole purpose of the Evaluation;

(c)	ensure that no such Study Documentation is destroyed without the prior written approval of the other Party;

(d)	if such Party is Innate, with respect to all Collaboration Studies assigned to Innate and all Exploratory Studies:

(i)

promptly provide the OC (and, in the case of Exploratory Studies, MedImmune) with copies of all relevant study documents including protocol, annotated Case Report Forms (“CRFs”), database structure, coding dictionaries related information, Data Validation

CD39 OPTION

Plan, Statistical Analysis Plan, mock Tables, Figures, Listings (“TFL”) shells, Study Data Tabulation Model (“SDTM”) and Analysis Data Model (“ADaM”) data specifications, existing standards (for CRFs, data, TFLs, programs, operating procedures). Innate shall retransfer any components if and when they undergo amendments;

(ii)

promptly provide the OC (and, in the case of Exploratory Studies, MedImmune) with copies of all Dose escalation committee (or any other study safety committee) reports, minutes and review materials including raw data snapshot, SDTM, ADaM, TFL and programs within [***] of the relevant committee meeting;

(iii)

in addition to the review packages for planned periodic committee reviews, procure for regular data transfers after first two dose escalations and then quarterly thereafter of all clinical and available biomarker data from such Collaboration Studies or Exploratory Studies which are ongoing, such data to include raw data, SDTM and Adam. In addition, Innate shall enable ad-hoc data transfer upon request from MedImmune;

(A)	transfer all data and documents described in this clause (d) through a secure portal which is jointly established by the Parties (eg: sFTP or BOX);

(B)

provide to the OC a quarterly report summarising all adverse drug reaction experiences related to CD39 Option Products as required to be reported to the appropriate Regulatory Health Authorities in the countries in which such trials are being conducted in accordance with the Applicable Law; and

(e)	if such Party is MedImmune, provide to Innate monthly clinical summary reports including efficacy and safety data.

5.7	Each Party shall provide the other Party with (i) drafts and final versions of all top line data and other reports obtained in each of the Collaboration Studies assigned

CD39 OPTION

to it (as such data may be specified in the Development Plan or the relevant Collaboration Study Protocol) within [***] after its receipt thereof from a CRO or such time when such drafts and reports otherwise become available to such Party; (ii) a draft of each Collaboration Study Preliminary Report within [***] after its receipt of such draft from a CRO or such time when such draft otherwise becomes available to such Party; and (iii) the relevant Collaboration Study Preliminary Report within [***] after availability of the Primary End Point Results.

6	INNATE DEVELOPMENT COSTS

6.1

Each Party acknowledges and agrees that MedImmune shall reimburse Innate any Costs incurred by Innate: (a) in accordance with the Collaboration Budget (subject to Section 6.3) and (b) in the performance of the Development activities (which are assigned to Innate under the Development Plan) in accordance with this Agreement (the “Innate Development Costs”).

6.2

Within [***] after the end of each Calendar Quarter, Innate shall provide MedImmune with detailed, itemized accounting of the Innate Development Costs incurred by Innate during such Calendar Quarter, which report shall be itemized on a CD39 Option Product-by-CD39 Option Product basis, in such other form as the Parties may mutually agree from time to time. For clarity, for calculation of Costs pursuant to this Section 6 with respect to any activity performed by a CRO, the Costs shall be the actual costs charged to Innate by such Third Party, with no additional mark-up. For the avoidance of doubt, subject to Section 8, income and withholding taxes imposed on Innate hereunder shall not be included as part of such Costs.

6.3

Overruns. Innate shall promptly notify MedImmune upon becoming aware that the anticipated Innate Development Costs to be incurred by Innate for a given Calendar Year are likely to exceed the Collaboration Budget for such Calendar Year. The aggregate amount of any Innate Development Costs reported by Innate pursuant to this Section 6 with respect to a Calendar Year, which exceed [***] of the aggregate amounts budgeted to be incurred by or on behalf of such Party for its activities under the Development Plan in such

CD39 OPTION

Calendar Year in the Collaboration Budget (“Excess Costs”), will not be included in the calculation of the Innate Development Costs for the purposes of this Section 6 and MedImmune shall have no responsibility for such Excess Costs, provided, that a given Excess Cost will be included: (a) to the extent such Excess Cost is or was attributable to: (i) a change in Applicable Law; (ii) a Force Majeure event; (ii) variation in actual patient enrolment from projected patient enrolment not caused by the default of Innate; or (b) to the extent such Excess Cost is otherwise not incurred as a result of Innate’s failure to perform its obligations under the Development Plan in accordance with the Innate Standards.

6.4

Reconciliation Discussion. In the event MedImmune has any questions or concerns regarding the Innate Development Costs reported by Innate pursuant to this Section 6, MedImmune shall promptly notify Innate with respect thereto and the Parties shall work together in good faith, to resolve such questions and concerns within [***] after the end of each Calendar Quarter. In the event that MedImmune disagrees with, or identifies a discrepancy in, the Innate Development Costs submitted by Innate and the disagreement or discrepancy cannot be resolved or rectified between the Parties within a period of [***] of the matter being first raised by a Party, either Party may appoint an independent, internationally recognised accountant to review the alleged discrepancy. The costs of carrying out such review shall be borne by the Party requesting it unless the accountant finds a discrepancy which is greater than [***], in which case Innate shall bear the costs.

6.5

True-up. Within [***] after the end of each Calendar Quarter, Innate shall deliver to MedImmune an invoice for amounts to be reimbursed by MedImmune, and MedImmune shall pay for amounts set out in such invoice to the extent validly issued, within [***] after its receipt of such invoice.

7	AUDIT AND REVIEW RIGHTS, OPTION COMMITTEE

7.1

During the term of this Agreement, Innate shall ensure that MedImmune or its authorized representatives are entitled, during regular business hours, with reasonable prior written notice and no more than once in any given year during the term of this Agreement (provided that MedImmune shall be entitled to audit more

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frequently if any material areas of concern, in MedImmune’s reasonable judgment, are discovered as a result of an annual audit or otherwise) to (a) inspect the premises where any part of the Collaboration Studies assigned to Innate under the Development Plan is being, will be or has been conducted, (b) review all Study Documentation and any other books, records and data relating to a Collaboration Study (unless to the extent prohibited by mandatory Applicable Law regarding personal data, biological samples or similar), and (c) interview the Principal Investigator and the Study Site Staff of Innate-sponsored studies in the presence of Innate’s representatives. Innate shall, and shall cause the Principal Investigator and the Study Site Staff to, cooperate with any such activities. Innate shall (unless to the extent prohibited by mandatory Applicable Law) promptly inform MedImmune of any inspections and the like by authorities that may affect or relate to a Collaboration Study and shall provide MedImmune with a copy of any reports from such inspections.

7.2

Without prejudice to the foregoing, Innate shall, during the term of this Agreement and at MedImmune’s reasonable request, assist MedImmune as necessary to enable MedImmune to evaluate the outcome of each of the Collaboration Studies. Such assistance shall include providing MedImmune with all reasonable and material information in Innate’s possession or control (including for the avoidance of doubt any information in its Affiliate’s or a CRO’s possession) relating to each Collaboration Study.

7.3

With effect from the Effective Date the Parties shall establish a committee (the “Option Committee” or “OC”) to have oversight of the CD39 Program, to provide a forum to facilitate communication between the Parties and to enable Innate to provide to MedImmune certain information in respect of the initiation, conduct and completion of the Collaboration Studies for the purposes of MedImmune’s Evaluation with respect to the CD39 Program. The OC shall consist of six (6) members with equal numbers appointed by each Party (it being understood that a Party may appoint an employee of its Affiliate to act as such Party’s representative on the OC). The OC members appointed by each Party shall have the requisite experience. Each Party may replace its members of the OC upon written notice to the other Party, provided that any such substitute member shall have substantially the equivalent experience as the member that such person replaces. The chairman

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of the OC shall be one of Innate’s members of the OC. The OC, will have the following responsibilities:

(a)	review and approve proposed actions related to any Material Issues;

(b)

review and approve the Collaboration Study Protocols and the Development Plan and the Collaboration Budget, and any amendment thereto. Should MedImmune propose any variation to the Development Plan, that proposed variation and any consequent change to the budget, shall be presented to the OC by MedImmune and discussed by the OC;

(c)	discussing progress under the Development Plan, including the review of emerging clinical and biomarker data from the Collaboration Studies, review of progress toward timelines and budget;

(d)	discussing publication plan and draft scientific publications;

(e)	review and approve any proposal to commence any new clinical study with any CD39 Option Product;

(f)	review and approve any pre-clinical activities to be performed by Innate under the Development Plan;

(g)	review and approve the appointment or replacement of the Principal Investigator(s);

(h)	review and make recommendations with respect to the overall performance of the Collaboration Studies, including the quality and timeliness of data transfers from such Collaboration Studies;

(i)	review and approve the scope and content of Study Documentation with respect to the Collaboration Studies and the Collaboration Study Preliminary Reports;

(j)	review and make recommendations with respect to the conduct of

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Manufacturing activities by MedImmune;

(k)	review and approve whether either Party shall terminate a Collaboration Study; and

(l)	review and approve any non-clinical toxicology activities to be performed by Innate with respect to CD39 Option Products,

provided that, in the case of (b), (c), (e), (h), (i) and (k), excluding any [***] Study or the Study Documentation, Collaboration Study Preliminary Reports with respect to any CD39 [***] Study (as applicable).

7.4

Any decision within OC’s authority shall be made only by unanimous consent, with the MedImmune voting members cumulatively having one (1) vote and the Innate voting members cumulatively having one (1) vote, irrespective of the number of members actually in attendance at a meeting. In the event that unanimity cannot be reached by the OC on a matter before it for decision within [***] after the matter was first considered by it then the matter may be referred by either Party to the Senior Executives, who shall meet (in person, via internet, telephonically or by videoconference) and attempt to resolve the matter within [***] of such referral. In the event that the Senior Executives are unable to reach consensus within such [***] period:

(a)	[***];

(b)	[***]; and

(c)	[***].

[***]

7.5

Notwithstanding anything to the contrary set forth in this Agreement, the OC will have no authority to (a) amend, modify or waive compliance with this Agreement or otherwise impose any obligation on the Parties in deviation from this Agreement, or (b) resolve any dispute concerning the validity, compliance with, or breach of, this Agreement.

7.6	Meetings with the OC shall be held once every [***] with at least one (1) meeting a

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year being face-to-face and other meetings being held by video or telephone conferences or in person and more frequently when required at such dates and times as will be mutually agreed upon by the OC. A quorum of the OC shall require the attendance of at least two of each Party’s members of the OC. OC members may be represented at any meeting by another person designated in writing by the absent OC member. The venue for meetings of the OC shall, when held in person, alternate between the premises of the Parties. Each Party shall bear the costs associated with the activities of its members of the OC. The OC shall be dissolved upon the termination of this Agreement, unless extended or earlier dissolved by mutual agreement of the Parties.

7.7	For the avoidance of doubt, each Party shall have sole decision making for any

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matters relating to the conduct of the activities under the Development Plan assigned to such Party that do not fall within the approval authority of the OC, including any matters with respect to the day-to-day operations of such Party with respect to such activities.

(a)    Notwithstanding any other provision in this Agreement, in no event shall either Party be obligated to disclose to the other Party any information with respect to any CD39 [***] Combo or CD39 [***] Bispecific being Developed by or on behalf of such Party, or any CD39 [***] Studies being performed by or on behalf of such Party, save for such information which is: (a) necessary for the other Party to comply with its regulatory or pharmacovigilance obligations under Applicable Law, or (b) disclosed under any CD39 [***] Plan under Section 4.5.

8	PAYMENTS AND TAXES

8.1

Any amount payable by MedImmune to Innate in accordance with this Agreement (“Payments”) shall, unless specified otherwise, be made by bank transfer in immediately available funds to Innate’s nominated bank account, within [***] of the receipt of a validly issued invoice from Innate (unless otherwise specified in this Agreement). Innate shall provide to MedImmune its bank details, i.e. bank number and bank code and SWIFT-address, to which all Payments are to be made.

8.2

Payments made by MedImmune to Innate pursuant to this Agreement shall [***] (and that, if applicable, all governmental authorisations that are required to be received by the appropriate Party have been so received) at least [***] prior to the time that the Payments are due. If MedImmune [***]. This Agreement being entered into between a French resident entity and a UK resident entity within the meaning of Article 4 of the France – UK Double Tax Treaty, the Parties acknowledge and agree in accordance with the Applicable Laws as of the Effective Date, no withholding tax shall apply to the Payments. If, in accordance with the foregoing, [***]. In the event that (i) MedImmune assigns or otherwise transfers its rights or obligations under this Agreement to [***], then MedImmune procures that [***], provided that [***].

8.3	Notwithstanding anything contained in Sections 8.1 and 8.2 the following shall

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apply with respect to Indirect Taxes. All amounts expressed to be payable under this Agreement (including any Payments) by any Party to this Agreement which (in whole or in part) constitute the consideration for any supply for Indirect Tax purposes are deemed to be exclusive of any Indirect Tax which is chargeable on that supply, and accordingly, if any Indirect Tax is or becomes chargeable on any supply made by any Party to this Agreement (the “Supplier”) and the Supplier or an Affiliate of the Supplier is required to account to the relevant Governmental Body for the Indirect Tax, the Party receiving such chargeable supply (the “Recipient”) shall pay to the Supplier (in addition to and at the same time as paying any other consideration for such supply, or [***] after the receipt by the Recipient of an appropriate invoice in respect of such Indirect Tax) an amount equal to the amount of the Indirect Tax.

8.4

The Parties shall issue invoices for any payment due under this Agreement consistent with Indirect Tax requirements. In this respect, the Parties shall cooperate and provides information or assistance as may be necessary to enable to issuance of such invoices consistent with Indirect Tax requirements.

9	REGULATORY

9.1	Clinical Study Regulatory Activities.

(a)

MedImmune shall have the sole right to, and shall use Commercially Reasonable Efforts to: (i) prepare, obtain and maintain any IND/CTA/Regulatory Approvals necessary to conduct any Collaboration Study for which MedImmune is the sponsor or is the Party contracting with a CRO to conduct any Collaboration Study (such Collaboration Studies, the “MedImmune Collaboration Studies”), each of which shall be a new,

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separate IND/CTA/Regulatory Approval, and (ii) to conduct communications with the Regulatory Health Authorities with respect thereto, including any pre-IND/CTA meeting, end-of-phase 1 meeting, end-of-phase 2 meeting or pre-phase 3 meeting with the FDA in the United States or any corresponding meetings with Regulatory Health Authorities outside the United States. MedImmune shall constitute the Lead Regulatory Party with respect to each MedImmune Collaboration Study.

(b)

Innate shall have the sole right to, and shall use Commercially Reasonable Efforts to, (i) prepare, obtain and maintain any IND/CTA/Regulatory Approvals necessary to conduct any Collaboration Study for which Innate is the sponsor or is the Party contracting with a CRO to conduct any Collaboration Study (such Collaboration Studies, the “Innate Collaboration Studies”), each of which shall be a new, separate IND/CTA/Regulatory Approval, and (ii) conduct communications with the Regulatory Health Authorities with respect thereto, including any pre-IND/CTA meeting, end-of-phase 1 meeting, end-of-phase 2 meeting, pre-phase 3 meeting or any corresponding meetings with Regulatory Health Authorities. Innate shall constitute the Lead Regulatory Party with respect to each Innate Collaboration Study.

9.2	Regulatory Approvals and Submissions.

(a)

The Lead Regulatory Party with respect to each IND/CTA or any other Regulatory Approval in respect of a Collaboration Study shall provide for OC’s review and approval copies of all major regulatory filings and documents related to any IND/CTA or any other Regulatory Approval for which such Lead Regulatory Party is responsible. No Lead Regulatory Party shall file any such regulatory filings or documents with the applicable Regulatory Health Authority unless and until approved by the OC.

(b)

MedImmune shall provide to Innate, in a timely manner so as not to delay the filing of any IND/CTA or any other Regulatory Approval, a complete data package with respect to CMC as is required to enable Innate, as Lead Regulatory Party, to make the relevant submission for each IND/CTA or

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any other Regulatory Approval.

(c)

Except to the extent prohibited by Applicable Law, all Regulatory Documentation (including all Regulatory Approvals) relating to a Collaboration Study developed or granted after the Effective Date shall be owned by, and be the sole property and held in the name of, the applicable Lead Regulatory Party (or its designee with respect thereto).

Provided that, in each case (a) to (c), provision of such filings, data package or documents (as applicable) by MedImmune may be in a form or method as enables MedImmune to retain its confidentiality in the MedImmune Manufacturing Information or with respect to any MedImmune Product.

9.3	Communications with Regulatory Health Authorities.

(a)

The Lead Regulatory Party with respect to each IND or any other Regulatory Approval in respect of a Collaboration Study shall coordinate in good faith with the other Party with respect to scheduling all meetings, conferences or discussions (whether face-to-face or teleconference and including any meeting of experts convened by a Regulatory Health Authority) scheduled with a Regulatory Health Authority concerning any IND or any other Regulatory Approval in the Territory for which such Lead Regulatory Party is responsible and shall promptly (within [***]) notify the other Party of the scheduling of such meeting, conference or discussion and provide the other Party advance copies of all related documents and other relevant information relating to such meetings or other contacts. Such other Party shall have the right to have reasonable representation present at and to participate in any such meetings, conferences and discussions. The Lead Regulatory Party shall use good faith efforts to provide the other Party with an opportunity to be present at and participate in, to the extent practical, any unscheduled or ad-hoc meetings, conferences or discussions with any Regulatory Health Authority concerning any IND or any other Regulatory Approval in the countries in the Territory for which such Lead Regulatory Party is responsible. Notwithstanding the foregoing, at any meeting, conference or discussion

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with, or in any communication to, the Regulatory Health Authorities in the countries in the Territory concerning a Collaboration Study at which MedImmune and Innate are present or in which both Parties participate, MedImmune shall take the lead on matters relating to the CMC data with respect to any CD39 Option Product and at any such meeting, conference or discussion with, or in any such communication to, such Regulatory Health Authorities concerning a CD39 Option Product at which MedImmune is not present or does not participate, Innate shall not engage in any substantive discussions pertaining to the CMC data with respect to any CD39 Option Product, including making any commitments with respect thereto.

(b)

Each Lead Regulatory Party shall promptly provide the other Party with: (i)  copies of all regulatory correspondence to or from the Regulatory Health Authorities relating to any IND, or any other Regulatory Approval for which such Lead Regulatory Party is responsible; provided that in no event shall MedImmune be obligated to disclose any MedImmune Manufacturing Information to Innate or any of its Affiliates and (ii) notices of any revocations of any IND or any other Regulatory Approval for which such Lead Regulatory Party is responsible.

(c)

Notwithstanding the foregoing, clauses (a) and (b) above shall not apply with respect to any IND or Regulatory Approval in respect of any CD39 [***] Studies (and any meetings, conferences and discussions scheduled with, or other communications with, a Regulatory Health Authority with respect thereto).

9.4	Recalls, Suspensions or Withdrawals.

(a)

Each Party shall notify the other Party promptly (but in no event later than [***]) following its determination that any event, incident or circumstance has occurred that may result in the need for a recall, market suspension or market withdrawal (each, a “Recall”) of the applicable product controlled by such Party in the Territory (in the case of Innate, any CD39 Option Product, and in the case of MedImmune, any

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MedImmune Product), and shall include in such notice the reasoning behind such determination and any supporting facts.

(b)

As between the Parties, each Party shall have the sole responsibility and right to (i) determine if any Recall is necessary with respect to any such Party’s proprietary product in the Territory (in the case of MedImmune, including any MedImmune Product), and (ii) initiate, undertake, execute and implement such Recall; provided that prior to any final determination or implementation of such a Recall, MedImmune or Innate, as applicable, shall, to the extent practicable under the circumstances, consult with the other Party and shall consider its comments in good faith.

(c)

As between the Parties, the Party undertaking any Recall pursuant to this Section 9.4 shall be solely responsible for the execution and implementation thereof, shall bear all costs and expenses associated therewith. The other Party shall reasonably cooperate with the Party responsible for any Recall.

9.5	Pharmacovigilance

(a)

The Parties will execute a Pharmacovigilance Agreement, as soon as practical following the Effective Date of this Agreement, which will govern the procedure for the mutual exchange of safety information within appropriate timeframes and in an appropriate format to enable the Parties to comply with the terms of this Agreement, and with any local and international regulatory reporting obligations and to facilitate appropriate safety reviews. The Parties agree to use any such pharmacovigilance information provided by the other Party pursuant to this Agreement solely to conduct the CD39 Program and evaluate the safety of the CD39 Option Product. Sponsor shall be responsible for all safety reporting requirements (submission of all SUSARs from the Study to the Regulatory Health Authorities where the Collaboration Study is conducted and to the investigators in the Collaboration Study) in accordance with Applicable Law. For all other required safety reporting, such as cross reporting where applicable by Applicable Law) Innate shall be responsible for reporting to

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Innate IND/CTAs and MedImmune shall be responsible for reporting to MedImmune IND/CTA/NDA/MAH. Each Party shall promptly report to the other Party safety information which could impact the Collaboration Study subjects safety or the conduct of the Collaboration Study or would otherwise necessitate amendments to the Collaboration Study protocol that are required to be implemented by Regulatory Health Authorities, or are implemented by the respective Party, in each case where, in particular because of their severity, frequency or lack of reversibility, and which a Party would reasonably need to know such safety information in order to ensure patient safety and prevent unreasonable risks in the conduct of the Collaboration Study. All such disclosures under this Section 9.5 are Confidential Information of the Party disclosing same.

(b)	[***]. AstraZeneca pharmacovigilance standards will be followed for any combination use trials that include a MedImmune Product.

(c)	MedImmune may share any of the following materials or information with any of its Affiliates which may include information containing combination use with a CD39 Option Product:

(i)

any materials or information provided to MedImmune or any of its Affiliates by or on behalf of Innate or any of its Affiliates in accordance with this Section 9.5 or under the Pharmacovigilance Agreement; and

(ii)

any other materials or information provided to Medimmune or any of its Affiliates by or on behalf of Innate or any of its Affiliates under this Agreement in respect of any actual or alleged defect in the CD39 Option Product, including (i) any injury alleged to have occurred as a result from the use or application of the CD39 Option Product, (ii) any facts or circumstances that may give rise to any obligation or liability in respect of the CD39 Option Product, or (iii) a recall or market withdrawal or any regulatory action with respect to the CD39

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Option	Product.

9.6

The decision to initiate a recall of MedImmune Product will be the sole responsibility of and at the sole cost of MedImmune. At MedImmune’s request, Innate shall provide any reasonable assistance to MedImmune, at MedImmune’s cost, for the recall of a MedImmune Product. Recalls will proceed in accordance with any clinical quality agreement entered into between the Parties.

9.7

If, in the reasonable opinion of Innate, a Safety or Regulatory Issue occurs prior to or during the conduct of the Innate Collaboration Studies, Innate shall promptly notify MedImmune thereof in writing (“S/R Notice”) and take such appropriate actions as may be required to protect the health, safety or well-being of any Subject. The S/R Notice shall include a reasonably detailed description of the Safety or Regulatory Issue.

9.8

The Parties shall promptly upon MedImmune’s receipt of an S/R Notice meet to discuss an appropriate course of action in good faith, including whether or not further Collaboration Studies can or should be initiated or, as the case may be, whether any or all of the Collaboration Studies should be discontinued. With respect to any and all matters pertaining to pharmacovigilance assessments or statements on the MedImmune Product, including combination use statements, Innate shall discuss with MedImmune to agree conclusions. Should the Parties disagree, [***].

10	DATA PROTECTION

MedImmune and Innate agree that they shall comply with their obligations under applicable Data Protection Law in connection with their respective activities under this Agreement. Accordingly, the Parties shall, as soon as reasonably practicable after the date of this Agreement, and in any event before any Personal Data is Processed or transferred under or pursuant to this agreement, agree the terms of a data sharing and transfer agreement between them. Such agreement shall contain usual and customary terms for an agreement of that nature.

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11	CONFIDENTIALITY

11.1

At all times during the term of this Agreement and for a period of [***] following termination or expiration thereof, each Party (the “Receiving Party”) shall (i) keep confidential and not disclose to any Third Party, other than its and its Affiliates’ officers, directors, other employees, contractors and advisors on a need to know basis, any Confidential Information provided to it by the other Party (the “Disclosing Party”) and (ii) not publish or otherwise use, directly or indirectly, for any purpose, such Confidential Information, except to the extent permitted by the terms of this Agreement or to the extent such use is necessary for the fulfilment of the Receiving Party’s obligations under this Agreement. The Receiving Party shall cause all of its and its Affiliates’ officers, directors, other employees, contractors and advisors to whom the Receiving Party has disclosed Confidential Information to comply with confidentiality and non-use obligations at least as restrictive as those set out in this Agreement and shall be liable to the Disclosing Party for any breach thereof by such Affiliates, officers, directors, other employees, contractors and advisors.

11.2

The obligations of confidentiality and non-use in Sections 11.1 and the obligations set forth in Section 11.5 shall not extend to any Confidential Information that: (a) is or comes into the public domain without breach of this Agreement, (b) is received by the Receiving Party from a Third Party (other than an Affiliate of the Disclosing Party) without any obligation of confidentiality and without breach of this Agreement, or (c) the Receiving Party can prove was already in its possession without any limitation on use or disclosure prior to the Effective Date.

11.3

Notwithstanding Section 11.1, the Receiving Party shall be entitled to use and disclose Confidential Information to the extent reasonably required for the Receiving Party’s exercise of its rights granted to it and the performance of its obligations under this Agreement and the License Agreement. In addition each Party shall be entitled to disclose the terms of this Agreement and the License Agreement on a confidential basis to actual or potential investors or in connection with any permitted assignment under this Agreement or in connection with any proposed grant of a sub-license by MedImmune as permitted by the License Agreement provided that in each case the Receiving Party shall cause any and all

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parties to whom such disclosure is made to comply with confidentiality and non- use obligations at least as restrictive as those set out in this Agreement and shall be liable to the Disclosing Party for any breach thereof by such parties.

11.4

This Agreement shall not restrict the Receiving Party from complying with a lawfully issued governmental order or legal requirement or requirement under applicable stock exchange rules to produce or disclose Confidential Information; provided, however, that, in the event of governmental orders, the Receiving Party shall promptly notify the Disclosing Party to enable the Disclosing Party to oppose the order or obtain a protective order and the Receiving Party shall cooperate fully with the Disclosing Party in any such proceeding. If the Receiving Party is legally required or required under applicable stock exchange rules to disclose Confidential Information, the Receiving Party and the Disclosing Party will endeavour to agree to a mutually satisfactory means to disclose such information. Nothing contained herein shall prohibit either of the Parties from immediately disclosing results of the Collaboration Studies to the extent necessary to prevent or mitigate a serious health hazard; provided, however, that the Party intending to make such disclosure shall notify the other Party prior to and immediately after such disclosure and, to the extent it is reasonably practicable to do so, the nature and content of such disclosure shall be agreed between the Parties.

11.5

Neither Party shall issue any other public announcement, press release or other public disclosure regarding this Agreement or its terms without the other Party’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned, provided that such consent cannot be withheld for public announcement, press release or other public disclosure with respect to material development milestones achieved by the CD39 Option Product (such material development milestones being the start of GLP Toxicology studies and the start of any Clinical Trial), to the extent limited to, and consistent with, publicly available information with respect to such Clinical Trial, if the form of announcement, press release or other publication with respect to such key development milestones is in a form reasonably agreed by MedImmune, and in any event, except for any such disclosure that is, in the opinion of the disclosing Party’s counsel, required by Applicable Law, the Listing Rules or any other rules of a stock exchange (including Paris Euronext) on which the securities of the disclosing Party are listed (or to which

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an application for listing has been submitted).

11.6

The Parties acknowledge that scientific publications must be strictly monitored as the timing, nature and content of publications, in particular premature publication of the Study Results, may materially affect the value of the CD39 Option Product. Accordingly and without prejudice to the confidentiality obligations set forth above in this Section 11 (but subject to Section 11.4), if either Party wishes to publish or present (including in any clinical trial registries whether or not required by Applicable Law) or otherwise disclose any Study Results or other material related to the CD39 Option Products then:

(a)

if such Party is MedImmune, MedImmune shall provide a draft of such publication, disclosure or presentation to Innate, which will have [***] to provide comments. MedImmune shall, in good faith, consider the comments made by Innate, including any request to defer the publication or presentation for a period not exceeding [***] if a Patent may be filed using the Know-How covered in the proposed publication or communication; or

(b)

if such Party is Innate, Innate shall provide a copy of any such proposed publication, disclosure or presentation to MedImmune at least [***] prior to the intended date of publication or presentation, for MedImmune’s consent, which consent cannot be unreasonably withheld or delayed.

Notwithstanding the foregoing, Innate may publish any publications pursuant to manuscripts submitted prior to the Effective Date (as contained in the Innate Data Room as of the Effective Date), provided that, Innate shall provide to MedImmune any revised drafts of such manuscripts and shall take into account MedImmune’s comments with respect to such drafts in good faith. If [***] or other Third Party notifies Innate that it wishes to publish or present any publication or presentation with respect to the CD39 Option Technology, Innate shall promptly notify MedImmune thereof (and shall provide a copy of such draft publication or presentation to the extent available to Innate). Innate shall exercise any of its rights under the applicable agreement with such Third Party, in order to

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implement MedImmune’s comments (including any requests to delay or withhold such publication or presentation) to the fullest extent possible.

11.7

The Parties acknowledge and agree that Innate’s Background IP, the Innate Collaboration IP and the Innate Study Results shall be deemed Innate’s Confidential Information (and Innate shall be deemed to be the Disclosing Party and MedImmune the Receiving Party with respect to such Confidential Information).

11.8

The Parties acknowledge and agree that the Joint Collaboration IP and the terms of this Agreement shall be deemed each Party’s Confidential Information (and each Party shall be deemed to be the Disclosing Party and also the Receiving Party with respect to such Confidential Information).

11.9

The Parties acknowledge and agree that the MedImmune Manufacturing Information, MedImmune Collaboration IP and the MedImmune Study Results shall be deemed MedImmune’s Confidential Information (and MedImmune shall be deemed to be the Disclosing Party and Innate the Receiving Party with respect to such Confidential Information).

12	INTELLECTUAL PROPERTY RIGHTS

12.1

During the term of this Agreement, each Party shall promptly disclose to the other Party all Intellectual Property Rights arising and which is created by or on behalf of such Party as a result of carrying out the activities assigned to it under the Development Plan.

12.2	As between the Parties, each Party shall retain and be the sole owner of all rights, title and interest in and to its Background IP.

12.3	Each Party acknowledges and agrees that:

(a)	MedImmune shall own all right, title and interest in and to any:

(i)	Collaboration IP generated solely by or on behalf of MedImmune; and

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(ii)	other Collaboration IP claiming or otherwise covering any CD39 [Adenosine Pathway] Combo or any CD39 Bi-Specific Molecule which is allocated for Development by MedImmune under the Development Plan, together with the MedImmune Manufacturing IP, the “MedImmune Collaboration IP”;

(b)	Innate shall own all right, title and interest in:

(i)	any Intellectual Property Rights arising from any Exploratory Study;

(ii)	Collaboration IP generated solely by or on behalf of Innate; and

(iii)	other Collaboration IP claiming or otherwise covering any CD39 [***] Combo or any CD39 Bi-Specific Molecule which is allocated for Development by Innate under the Development Plan,

(i) to (iii) together, the “Innate Collaboration IP”; and

(c)

each of MedImmune and Innate shall jointly own all right, title and interest in and to any Collaboration IP generated jointly: (i) by or on behalf of MedImmune and (ii) by or on behalf of Innate, excluding any MedImmune Collaboration IP and Innate Collaboration IP (the “Joint Collaboration IP”).

12.4

MedImmune shall retain and be the sole owner of all rights, title and interest in and to any and all Intellectual Property Rights relating to MedImmune’s manufacturing capabilities, as applicable (the “MedImmune Manufacturing IP”).

12.5

MedImmune hereby grants to Innate a non-exclusive Right of Reference under the MedImmune Study Results, and Innate hereby grants to MedImmune and its Affiliates a non-exclusive right of reference under the Innate Study Results, in each case to the extent necessary or useful for the Development of a CD39 Option Product during the CD39 Option Period.

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12.6	Each Party acknowledges and agrees that:

(a)	Innate shall own all right, title and interest in and to all Study Results of the Exploratory Studies and the Innate Collaboration Studies (the “Innate Study Results”); and

(b)	MedImmune shall own all right, title and interest in and to all Study Results of the MedImmune Collaboration Studies (the “MedImmune Study Results”).

Innate shall procure that it shall have the right to grant to MedImmune the rights and licenses contemplated by the License Agreement with respect to the Innate Study Results that are investigator sponsored studies subject in each case to the terms of any Third Party Agreement or other agreement with CROs contracted to carry out the Collaboration Studies, the terms of which have been disclosed to MedImmune prior to the Effective Date. Innate shall cause the Principal Investigator and Study Site Staff of the Collaboration Studies sponsored by Innate to assign and transfer all their rights, title and interest in and to the Innate Study Results throughout the world to Innate.

12.7

MedImmune and its Affiliates shall, for the duration of the CD39 Option Period, have the right to access and use the Innate Study Results, provided, however, always that the restrictions with regards to Confidential Information in Section 11 are observed and adhered to. Moreover, MedImmune shall for the duration of the CD39 Option Period and upon prior written notice thereof to Innate, be entitled to engage its Affiliates and Third Party experts in respect of such activities, provided, however, always that such Affiliates and Third Party experts (i) need to know the information provided for purposes of advising MedImmune and its Affiliates on the Evaluation, and (ii) are bound by confidentiality and non-use obligations not less restrictive than those imposed on MedImmune under this Agreement.

12.8

Innate and its Affiliates shall, for the duration of the CD39 Option Period, have the right to access the MedImmune Study Results, provided that, MedImmune shall only be required to make available information with respect to any CD39 [***] Study to the extent such information is strictly necessary for Innate’s

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compliance with any requirements of Regulatory Health Authorities (and MedImmune shall not be required to make available any other information or Study Results with respect to any CD39 [***] Study), and further provided that, the restrictions with respect to Confidential Information in Section 11 are observed and adhered to.

12.9	Licences.

(a)

During the CD39 Option Period, the term of the License Agreement, and after the CD39 Option Period if MedImmune has not exercised the CD39 Option prior to the expiry or termination of the CD39 Option Period, each Party shall grant to the other Party and its Affiliates a non-exclusive, royalty-free, fully paid-up, worldwide license under the Intellectual Property Rights Controlled by such Party which claims any CD39/[***] Combination Product, to the extent necessary for the other Party to research, Develop, commercialise or otherwise Exploit the molecule which binds [***] Controlled by the other Party, but for the avoidance of doubt, without granting that other Party under this license any rights with respect to any molecule that binds CD39.

(b)

During the CD39 Option Period, Innate shall grant to MedImmune a non- exclusive, royalty-free, fully paid-up, sublicensable (to MedImmune’s subcontractors only), worldwide sublicense under the [***], for MedImmune to perform its obligations under this Agreement.

12.10

For clarity, except as expressly provided herein, this Agreement does not grant any license to MedImmune under the CD39 Option Technology, unless and until the CD39 Option has been validly exercised by MedImmune under this Agreement.

12.11

During the CD39 Option Period, Innate shall be responsible for all costs and payments (including without limitation upfront fees, annual fees, milestone payments and royalties) associated with all licences of Third Party intellectual property rights entered into by Innate, including under the Third Party Agreements, with respect to the CD39 Option Technology that is required for the performance of the Collaboration Studies. MedImmune shall be responsible for all costs and

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payments (including without limitation upfront fees, annual fees, milestone payments and royalties) associated with all licences of Third Party intellectual property rights entered into by MedImmune and associated with its activities pursuant to the Development Plan.

12.12

If the Parties determine that any Patent in-licensed by Innate under a Third Party Agreement is or becomes required to Develop, manufacture or commercialize any CD39 Option Product, and shall be an CD39 Option Patent, Innate shall include such Patent into the CD39 Option Patents following the exercise of the CD39 Option, and when it is or becomes required, provided that, if Third Party consent is required, Innate shall, at its own expense, procure for MedImmune such consents and licences as may be required promptly following the exercise of the CD39 Option, from any applicable Third Party to a Third Party Agreement and under any other head- license, license or agreement existing at the Effective Date and relating to the CD39 Option Technology and the CD39 Option Products (including the manufacture of the CD39 Option Products).

12.13	If MedImmune determines that [***] in accordance with this Agreement, MedImmune may notify Innate thereof, upon which Innate shall, [***].

12.14

In the event that additional head-licenses, licenses or other agreements are entered into by Innate or its Affiliates after the Effective Date which relate to the CD39 Option Technology, CD39 Option Products or the Collaboration Studies, Innate shall use Commercially Reasonable Efforts to procure that the necessary rights or consents are included in such head-licenses, licenses and agreements in order to give full effect to this Agreement and to enable the License Agreement to come into full effect without the need for further consent from such Third Parties. The foregoing provision shall include using Commercially Reasonable Efforts to procure any consents necessary for Innate to grant sub-licensable licenses to CD39 Option Patents jointly owned by Innate and a Third Party. If MedImmune elects to include the Patents which are the subject of such head-license, license or agreement in the CD39 Option Patents: (a) Innate shall consult with MedImmune in

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connection with, and shall use reasonable efforts to procure that MedImmune shall be involved in, the negotiations with such Third Party with respect to the terms of such head-license, license or agreement, provided that MedImmune’s involvement shall not unreasonably delay or otherwise materially adversely impact such process, and shall only enter into such head-license, license or agreement on terms approved by MedImmune (such approval not to be unreasonably withheld by MedImmune); and (b) upon any exercise of the CD39 Option, Innate shall be responsible for [***] of the payments due to the applicable Third Party in relation to any such head-licenses, licenses and agreements entered into after the Effective Date, and MedImmune shall bear [***] of any such payments, in accordance with the terms of Section 12.12 of the License Agreement. If MedImmune does not elect to include such Patents in the CD39 Option Patents, such Patents shall be excluded from the CD39 Option Patents, unless otherwise agreed between the Parties.

12.15	Innate shall not, during the term of this Agreement:

(a)

make any material changes or alterations to the Third Party Agreements or any other head-licenses, licenses or agreements relating to the CD39 Option Technology, CD39 Option Products or the Collaboration Studies that would have a material adverse effect on the rights granted to MedImmune hereunder except with the prior written consent of MedImmune; or

(b)	[***].

12.16

Patent Prosecution. During the term of this Agreement Innate shall have the right to, and shall use Commercially Reasonable Efforts to, file, prosecute (including any interferences, reissue proceedings and re-examinations and opposition proceedings) and maintain the Listed Patents and any Patents claiming any Innate Collaboration IP throughout [***]. Innate shall bear all costs and expenses of filing, obtaining and maintaining such Patents, including fees and expenses paid to outside legal counsel and experts, direct costs of in-house counsel and filing, prosecution and maintenance expenses associated therewith. In this regard Innate shall, in each case in [***]:

(a)	use Commercially Reasonable Efforts to file and prosecute Patent

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applications to secure granted Patent rights for the Listed Patents;

(b)

use Commercially Reasonable Efforts to file and prosecute Patent applications to secure Patent rights for such other patentable Innate Collaboration IP as the Parties may from time to time separately agree on in writing;

(c)	use Commercially Reasonable Efforts to apply for and obtain patent protection for the CD39 Lead alone or in combination, in accordance with best practice in the pharmaceutical industry; and

(d)	upon issuance, maintain all such Patents in full force in the aforementioned countries.

12.17

MedImmune shall have the sole right to file, maintain, prosecute, enforce and defend any Patent claiming or covering any MedImmune Collaboration IP, and the first right to file, maintain, prosecute, enforce and defend any Patent claiming or covering Joint Collaboration IP, at MedImmune’s sole costs. If MedImmune does not intend to file, maintain, prosecute, enforce and defend any Collaboration IP, MedImmune shall notify Innate with sufficient advance notice but not less than within [***] before an action need to be taken with respect to such filing, maintain, prosecution, enforcement or defence, and upon the receipt of such notice, Innate shall have the right to take such actions, at Innate’s sole costs. The Party taking the lead of such actions shall consult with the other Party as set forth in Sections 12.18 to 12.20 which shall apply mutatis mutandis.

12.18	Innate shall have the sole right to file, maintain, prosecute, enforce and defend

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any Patent claiming any Innate Collaboration IP. Prior to [***].

12.19

Innate shall consult with MedImmune as to the strategy and prosecution of Patent applications and the maintenance or extension of the Patents referred to in Section 12.16. Innate shall cause its patent attorneys and agents to consult with MedImmune (so far as practicable) on all material issues relating to the filing, prosecution (including any interferences, reissue proceedings and re-examinations and opposition proceedings) and maintenance of such Patents. In this regard, Innate shall, through its patent attorneys and agents, cooperate with MedImmune, through its patent attorneys and agents, as follows: Innate shall provide MedImmune with a reasonable opportunity to review and comment on the nature and text of new or pending applications, amendments, registrations, filings, submissions, pleadings, responses or correspondence with any patent authorities with respect to the Patents referred to in Section 12.16 and shall, in advance of submitting or communicating any of the foregoing to the patent authorities, consider in good faith any reasonable comments provided by MedImmune. Without prejudice to the foregoing, Innate shall (a) notify MedImmune as early as reasonably practicable in advance of all meetings and significant communications with any patent authorities concerning the aforementioned Patents and, so far as reasonably practical and provided Innate has the right to allow such participation, shall permit, MedImmune to participate in such meetings, (b) promptly prepare and

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deliver to MedImmune minutes of any such meeting or communications, and (c) promptly forward to MedImmune copies of all office actions and material written communications received from any patent authorities with respect to the aforementioned Patents upon receipt therefrom. The Parties shall each appoint a single patent coordinator to coordinate the Patent activities under this Agreement.

12.20

If Innate elects not (a) to pursue or continue the filing, prosecution (including any interferences, reissue proceedings and re-examinations) or maintenance of the Listed Patents in a particular country, or (b) to take any other action with respect to the aforementioned Patents in a particular country that is necessary or useful to establish, preserve or extend rights thereto, including by seeking any Patent term extension, restoration or the like that may be available now or in the future, then in each such case Innate shall so notify MedImmune in writing not less than [***] before any deadlines by which an action must be taken to establish or preserve any such rights in such Patent in such country. Such notice may also, in Innate’s discretion, offer MedImmune the right through counsel of its choosing, to pursue the filing or registration, or support the continued prosecution in Innate’s name (including any interferences, reissue proceedings and re-examinations) or maintenance, of such Patent at MedImmune’s expense in such country.

12.21

Innate will notify MedImmune as soon as possible following Innate becoming aware of any actual or potential infringement of or challenge to a CD39 Option Patent by a Third Party (“Patent Action”). Innate will have the sole right to take such steps as it deems appropriate with regard to any such Patent Action provided that Innate will keep MedImmune informed with regard to any action it does take and before taking any such action will consult with MedImmune and take MedImmune’s reasonable comments into account.

12.22

MedImmune shall appoint a mutually agreeable patent attorney to prosecute, maintain and extend the Patents in the Joint Collaboration IP, and shall consult with Innate as to the strategy and prosecution of Patent applications and the maintenance or extension of the Patents in the Joint Collaboration IP. MedImmune shall cause its patent attorneys and agents to consult with Innate (so far as practicable) on all material issues relating to the filing, prosecution (including any interferences, reissue proceedings and re-examinations and opposition

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proceedings) and maintenance of such Patents. In this regard, the Parties shall co- operate, through such mutually agreed external patent attorney, as follows: MedImmune shall provide Innate with a reasonable opportunity to review and comment on the nature and text of new or pending applications, amendments, registrations, filings, submissions, pleadings, responses or correspondence with any patent authorities with respect to the Patents in the Joint Collaboration IP and shall, in advance of submitting or communicating any of the foregoing to the patent authorities, consider in good faith any reasonable comments provided by Innate. Without prejudice to the foregoing, MedImmune shall (a) notify Innate as early as reasonably practicable in advance of all meetings and significant communications with any patent authorities concerning the aforementioned Patents and, so far as reasonably practical and provided such external patent attorney has the right to allow such participation, shall permit Innate to participate in such meetings, (b) promptly prepare and deliver to Innate minutes of any such meeting or communications, and (c) promptly forward to Innate copies of all office actions and material written communications received from any patent authorities with respect to the aforementioned Patents upon receipt therefrom.

12.23	Head License.

(a)	[***].

(b)

Innate shall not modify or amend any Head License in any way that would adversely affect MedImmune’s rights or interest under this Agreement or under the License Agreement, and shall not terminate any Head License (whether in whole or in part), without MedImmune’s prior written consent Innate shall provide MedImmune a copy of all modifications or amendments of any Head License.

(c)

Innate shall provide MedImmune with reasonable advance, written notice prior to exercising any right (including rights of consultation or participation) or enforcing or waiving any obligation, or electing to forego such exercise or enforcement, under any Head License that could affect in

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any respect MedImmune’s rights or interests under the this Agreement or the License Agreement.

(d)

[***], or otherwise provide of assistance in relation to any negotiations with the head licensors (as applicable)), as may be necessary or as MedImmune may reasonably request in order to ensure that MedImmune enjoys the continued benefit of the rights with respect to Intellectual Property Rights licensed under the License Agreement.

13	EXCLUSIVITY

Exclusivity

13.1

During the term of this Agreement Innate shall not, and shall ensure that its Affiliates shall not, sell, transfer, assign, out-license, encumber or otherwise grant or offer any rights to (in whole or in part) the CD39 Option Technology and the Study Results in a manner inconsistent with this Agreement and the License Agreement, to any Person other than MedImmune or MedImmune’s Affiliates, as directed by MedImmune, or initiate or conduct any discussions or negotiations regarding such grant or offer with any such Person; provided, however, that this Section 13.1 shall not prevent Innate from granting licenses to the CD39 Option Technology and Study Results to Third Parties to allow for contract research or development services as necessary or desirable in connection with its performance of this Agreement or for the purposes of carrying out the Development Plan, including the Collaboration Studies.

13.2	During the CD39 Option Period, neither Party nor any of its Affiliates (each, a

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“Restricted Party”) shall, either by itself or through a Third Party, conduct any clinical development or commercialisation in respect of any CD39 Competing Product, except for any activities contemplated under the Development Plan.

13.3	[***].

13.4

Notwithstanding the foregoing, a Restricted Party’s direct or indirect acquisition by/of, or merger with, in whole or in part, a Person (or group of companies) or the business of a Person (or group of companies) having any activity contravening the covenants set forth above in Sections 13.2 or 13.3, shall not constitute a breach of such covenants, if:

(a)	[***].

[***].

(b)	[***].

13.5

Other than in publications in accordance with Section 11.6, Innate shall not, and shall ensure that its Affiliates shall not, disclose any non-public information relating to CD39 Lead, or contained in the CD39 Option Know–How or Study Results to any Person other than MedImmune, except (a) as necessary for the conduct of the Development Plan (including the Collaboration Studies) or as necessary or desirable in connection with its performance of this Agreement; (b) in the ordinary course of Innate’s or its Affiliates’ business to their head licensors or contractors; (c) as legally required by Applicable Law or required by applicable stock exchange rules, provided, however, always that any disclosure as per (a) or (b) is, except to the extent prohibited by Applicable Law, made pursuant to written agreements imposing confidentiality and non-use obligations on the recipients substantially similar to those imposed on Innate hereunder and, further, that Innate shall be liable to MedImmune for any breach of such obligations by such recipients. Innate will notify MedImmune in writing if Innate wishes to supply or is otherwise requested to supply any CD39 Option Product to a Third Party in order to enable that Third Party to carry out combination studies using the CD39 Option Product

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with another product owned or controlled by that Third Party. Innate shall not make any such supply without first obtaining MedImmune’s prior written consent which if given will provide a limited exception to the exclusivity provisions set out above. If any such consent is given it will be conditional on MedImmune having the right to approve the terms of any such supply and on Innate ensuring that any supply of a CD39 Option Product to a Third Party will not adversely impact Innate’s ability to carry out the Collaboration Studies in accordance with this Agreement.

13.6

The Parties agree that the restrictions contained in this Section 13 are reasonable and necessary for the protection of the Parties’ respective Confidential Information and business and investment in the CD39 Option Technology and CD39 Option Products, that such restrictions are reasonable in all the circumstances and that the Parties would not have entered into this Agreement without the protections afforded to them under this Section 13.

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14	REPRESENTATIONS AND WARRANTIES

14.1	Each Party represents, warrants and covenants to the other Party that, as of the Effective Date (or as of such other dates or time periods as may be specified below or as the context requires):

(a)

Corporate Power. It is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, has full legal power to grant the rights granted to MedImmune under this Agreement and the License Agreement, and has full corporate power and authority to enter into this Agreement and the License Agreement and to carry out the provisions thereof.

(b)

Due Authorisation. The execution, delivery, and performance of the Agreement and the License Agreement by it does not, and would not, conflict with any agreement, instrument, or understanding, oral or written, to which it is a party or by which it is bound, nor violate any material law or regulation of any court, Governmental Body, or administrative or other agency having jurisdiction over it.

(c)	Binding Agreement. This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms.

14.2

Innate represents, warrants and covenants the following to MedImmune, as of the Effective Date (or as of such other dates or time periods as may be specified below or as the context requires). For the avoidance of doubt, Innate shall not be liable for facts and circumstances fairly disclosed to MedImmune prior to the Effective Date.

Intellectual Property

(a)

Innate is: (i) the sole and exclusive owner of the entire right, title and interest in the CD39 Option Patents listed in Schedule 14.2(a)(i) (the “Owned Patents”), (ii) the sole and exclusive licensee of the CD39 Option Patents    listed    in    Schedule    14.2(a)(ii)    (the    “Exclusively Licensed

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Patents”), but limited to the extent of the grant of licence in connection with the CD39 Program Antibodies, (iii) the non-exclusive licensee of the CD39 Option Patents listed in Schedule 14.2(a)(iii) (the “Non-Exclusively Licensed Patents”), but limited to the extent of the grant of licence in connection with the CD39 Option Products, and (iv) either itself or through its Affiliates, the sole and exclusive owner or licensee of the entire right, title and interest in the Intellectual Property Rights subsisting in the CD39 Option Know-How listed in Schedule 14.2(a)(iv) and has the right to grant an exclusive license to MedImmune under the Owned Patents and the Exclusively Licensed Patents, and a non-exclusive license to MedImmune under the Non-Exclusively Licensed Patents, under the terms of the License Agreement (or, if applicable, this Agreement). To the extent any rights, title or interests in the CD39 Option Know-How are owned by its Affiliates, Innate shall procure that such rights are transferred to Innate such that MedImmune shall receive from Innate all rights and licenses granted to it under this Agreement and such that Innate shall be entitled without restriction to grant the rights to MedImmune specified in License Agreement.

(b)

Other than for the restrictions set forth in the Third Party Agreements, which have been disclosed to MedImmune prior to the Effective Date, none of the CD39 Option Patents is subject to any encumbrance or lien permitted by Innate and none of the Owned Patents is subject to any encumbrance or lien permitted by Innate or, to Innate’s knowledge, to any claim of ownership by any Third Party. For the duration of this Agreement, Innate shall not encumber the rights granted to MedImmune hereunder with respect to the CD39 Option Technology in a manner that would have a material adverse effect on MedImmune’s rights hereunder.

(c)

The Third Party Agreements and the Head Licenses are in full force and effect and Innate has no knowledge of any circumstances that may lead to the termination of such agreements. Without limiting the foregoing, Innate has not received any notices from any licensor under the Head Licenses notifying Innate of any intention of such licensor to terminate the applicable Head License.

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(d)

As at the Effective Date, Innate does not own or in-license any Product Trademarks, Know-How or Patents, other than the CD39 Option Technology, that are necessary for the Research, Development and Exploitation of the CD39 Option Products as currently contemplated and cannot be included in the CD39 Option Technology pursuant Section 12.12. The Patents specified in Schedules 14.2(a)(i), 14.2(a)(ii) and 14.2(a)(iii) constitute all of the CD39 Option Patents existing at the Effective Date. To Innate’s and its Affiliates’ knowledge, the CD39 Option Patents have as of the Effective Date been diligently and properly filed, prosecuted and maintained in accordance with Applicable Law and where applicable in the course of normal patent prosecution of patents that are intended to be maintained, all applicable fees have been paid on or before the due date for payment.

(e)

To the knowledge of Innate’s and its Affiliates’ personnel responsible for patent matters, in respect of all US patent applications in the Listed Patents, Innate (or, as appropriate, its licensor) has submitted all material prior art of which it is aware in accordance with the requirements of the United States Patent and Trademark Office.

(f)

To Innate’s and its Affiliates’ knowledge, as of the Effective Date, the CD39 Option Patents properly identify each and every inventor of the claims of the CD39 Option Patents. To Innate’s and its Affiliates’ knowledge, each Person who has contributed to the conception of inventions claimed in the CD39 Option Patents existing as of the Effective Date, has duly assigned and has executed an agreement assigning to Innate, or as appropriate, Innate’s licensor, such Person’s entire right, title and interest in and to such CD39 Option Patents.

(g)

Where CD39 Option Know-How has been disclosed to a Third Party under terms of confidentiality, to Innate’s knowledge no breach of such confidentiality obligations has been committed by any such Third Party. MedImmune shall not, before, on or after the Effective Date, have any obligation to contribute to any remuneration of any inventor employed or previously employed by Innate or any of its Affiliates in respect of the CD39

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Option Patents or CD39 Option Know-How. Innate or its Affiliates are solely responsible for paying all such remuneration and neither Innate nor any of its Affiliates has received notification that such payments are insufficient compensation.

(h)	Innate and its Affiliates have no knowledge of any actual or threatened infringements or misappropriation of the CD39 Option Technology.

(i)

Innate and its Affiliates have not been notified of any threatened or pending proceedings in any court, arbitration, patent office, administrative or other tribunal which are concerned with (a) the ownership of any of the CD39 Option Technology, or (b) the validity of any of the CD39 Option Patents (other than pending Patent applications), and, in both cases, to Innate’s and its Affiliates’ knowledge, there have been no allegations or assertions by a Third Party which are likely to give rise to a claim by such Third Party for ownership or invalidity of the CD39 Option Patents.

Third Party Rights

(j)

The conception, development and reduction to practice of the CD39 Option Know-How and CD39 Option Patents existing as of the Effective Date has not, to Innate’s knowledge, constituted or involved the misappropriation of trade secrets of any Person. Other than the amounts owed by Innate under the Third Party Agreements, there are no claims, judgments or settlements against or amounts with respect thereto owed by Innate or any of its Affiliates as of the Effective Date relating to the Regulatory Documentation, Listed Patents or CD39 Option Know-How, or amounts owed by Innate or its Affiliates with respect to any such claims, judgments or settlements.

(k)

To Innate’s and its Affiliates’ knowledge, as of the Effective Date, the Development and the commercialization of the CD39 Option Products does not infringe or misappropriate the Patents, of any Third Party, and there is no claim or litigation brought or threatened by written notice to Innate

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as of the Effective Date by any Person making such allegations.

(l)

MedImmune shall not, before, on or after the Effective Date, have any obligation to pay any fees, charges or other sums due to a Third Party under the Third Party Agreements in relation to CD39 Option Products.

(m)	Each Head License is valid, binding on the parties thereto and in full force and effect.

(n)	None of Innate or its Affiliates is party to any other agreement or arrangements regarding the CD39 Option Products other than pursuant to the Head Licenses.

(o)

None of Innate, its Affiliates, or, to Innate’s knowledge, the applicable licensor, is in breach of any of its obligations under any Head License, and Innate has not received any notice relating to any alleged, threated or actual breach by Innate under such Head License, and has no knowledge of any event or circumstance that has occurred that, with a notice or lapse of time, would constitute a breach of a Head License that may lead to the termination of the Head License.

(p)	[***].

Regulatory and Compliance

(q)

As of the Effective Date, Innate, its Affiliates and, to their knowledge, their contractors, have at all times (a) researched and developed the CD39 Option Product in accordance with all Applicable Laws, and (b) undertaken clinical trials and prepared, maintained and retained all Regulatory Documentation in accordance with GLP, GCP, regulations and other Applicable Laws.

(r)	Innate has made available to MedImmune all Regulatory Documentation,

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CD39 Option Know-How and other information in its Control as of the Effective Date regarding or related to any CD39 Program Antibody or CD39 Option Product that MedImmune has specifically requested, with reasonable clarity, in writing to Innate to make available or that Innate would reasonably consider based on the information available at the Effective Date to be material to MedImmune’s evaluation of whether to enter this Agreement and all such items are true, complete and correct.

(s)

All Regulatory Documentation that are the material regulatory filings or approvals held by Innate or its Affiliates in relation to the Research, Development and Manufacture of the CD39 Option Products have been provided to MedImmune prior to the Effective Date.

(t)

Innate and its Affiliates have not knowingly withheld from a Regulatory Health Authority or from MedImmune any material information, including CMC Know-How, Serious Adverse Events and results from clinical trials (whether or not completed) relating to the safety, toxicity, quality or efficacy of the CD39 Option Products.

(u)

Innate and its Affiliates have the right to refer to and use any data that has been created by the manufacturers of the CD39 Option Product which is necessary for the use and registration of the CD39 Option Product and MedImmune will have the same rights under this Agreement.

(v)

In the course of the Development of the CD39 Option Product, Innate has not knowingly used, any employee or consultant that is debarred by any Regulatory Health Authority or, to its knowledge, is the subject of debarment proceedings by any Regulatory Health Authority.

(w)

The information provided by Innate to MedImmune (for the purposes of MedImmune’s assessment as to whether or not filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to this Agreement or the transactions contemplated herein) regarding Innate’s and its Affiliates’ corporate structure and financial status is correct, complete and not misleading.

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(x)

Neither Innate nor any Innate Affiliate is engaged in any litigation, opposition or arbitration affecting or relating to the CD39 Option Products and, as to Innate and its Affiliates’ knowledge as at the Effective Date, there are no such litigation, opposition or arbitration pending or threatened by written notice to Innate and no material facts which are likely to result in a material judgment against Innate or its Affiliates relating to the CD39 Option Products.

(y)

The rights granted to MedImmune under this Agreement are not subject to any right, license or interest under the CD39 Option Patents in favour of any government due to funding obtained with respect to CD39 Option Products or clinical trials carried out in government owned hospitals which would conflict with the rights granted to MedImmune under this Agreement.

General

(z)	Innate has access to sufficient funds, resources and expertise to complete the Collaboration Studies in accordance with this Agreement.

Data Protection

(aa)	Innate represents, warrants and covenants to MedImmune that:

(i)	It and its Affiliates shall, and shall cause any of their respective agents or permitted sub-contractors to:

(A)	Process the Transferred Data in accordance with Data Protection Law; and

(B)

Process the Transferred Data only for purposes compatible with the purposes for which it was Processed as of the transfer date, except to the extent Innate has obtained consent from the relevant Data Subject with respect to any new purpose for Processing or it is otherwise compliant with Data Protection Law; and

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(ii)

It has in place and shall maintain appropriate technical and organisational measures (a) to protect Personal Data against accidental or unlawful destruction, loss, alteration, unauthorised disclosure or access and (b) that provide a level of security appropriate to the risk represented by the Processing and the nature of the Transferred Data.

14.3

MedImmune Warranties. MedImmune provides the following representations, warranties and covenants to Innate as of the Effective Date (or as of such other dates or time periods as may be specified below).

(bb)

The information provided by MedImmune to Innate (for the purposes of Innate’s assessment as to whether or not filing is required under the Hart- Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to this Agreement or the transactions contemplated herein) regarding MedImmune’s and its Affiliates’ corporate structure and financial status is correct, complete and not misleading.

DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTION 14 NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON- INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

15	INDEMNIFICATION AND INSURANCE

15.1

Innate shall indemnify and hold MedImmune its officers, Affiliates, agents and employees (the “MedImmune Indemnitees”) harmless from and against all claims and proceedings made or brought by or on behalf of Subjects for personal injury (including death) [***] for, loss, damages, costs and expenses (including reasonable legal costs and expenses) (whether successfully or otherwise) arising out of the conduct

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of any activities hereunder, including any activities assigned to Innate pursuant to the Development Plan (“MedImmune Third Party Claim”), save where such claims and proceedings, loss, damage, costs or expenses arise as a direct consequence of the gross negligence of MedImmune or any of the MedImmune Indemnitees or as a consequence of a breach of this Agreement by MedImmune.

15.2

MedImmune shall indemnify and hold Innate its officers, Affiliates, agents and employees (the “Innate Indemnitees”) harmless from and against all claims and proceedings made or brought by or on behalf of Subjects for personal injury (including death) or any other Third Party for, loss, damages, costs and expenses (including reasonable legal costs and expenses) (whether successfully or otherwise) arising out of the conduct of any activities assigned to MedImmune pursuant to the Development Plan hereunder (“Innate Third Party Claim”), save where such claims and proceedings, loss, damage, costs or expenses arise as a direct consequence of the gross negligence of Innate or any of the Innate Indemnitees or as a consequence of a breach of this Agreement by Innate. [***].

15.3

Mechanism. In the event that a Party (the “Indemnified Party”) is seeking indemnification under Section 15.1 or 15.2 as the case may be, it shall notify the other Party (the “Indemnifying Party”) in writing of the relevant Third Party Claim and the relevant Loss for which indemnification is sought as soon as reasonably practicable after becoming aware of such claim. Such notices shall contain a description of the Third Party Claim and the nature and amount of the Loss (to the extent known). The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of such Third Party Claim or Losses. For the avoidance of doubt, all indemnification claims in respect of a Party, its Affiliates, and each of its and their respective employees, officers, directors and agents shall be made solely by such Party to this Agreement. To the extent that the Indemnifying Party irrevocably commits to indemnify any Indemnified Party in respect of the Third Party Claim, the Indemnified Party shall permit the Indemnifying Party to assume direction and control of the defense of

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the relevant Third Party Claim (including without limitation the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim.

15.4

Notwithstanding Section 15.3, the failure to give timely notice to the Indemnifying Party shall not release the Indemnifying Party from liability to the Indemnified Party to the extent the Indemnifying Party is not prejudiced thereby and, for the avoidance of doubt, the Indemnifying Party shall not be liable to the extent any Loss is caused by any delay by the Indemnified Party in providing such notice. Notwithstanding the provisions of Section 15.3 requiring the Indemnified Party to tender to the Indemnifying Party the exclusive ability to defend such claim, if the Indemnifying Party does not satisfy the condition set forth in Section 15.3, or declines to or fails to timely assume control of the relevant Third Party Claim, the Indemnified Party shall be entitled to assume such control, conduct the defense of, and settle such claim, all at the sole costs and expense of the Indemnifying Party; provided, however, that neither Party shall settle or dispose of any such claim in any manner that would adversely affect the rights or interests or admit fault, of the other Party without the prior written consent of such other Party, which shall not be unreasonably withheld, delayed or conditioned. Each Party, at the other Party’s expense and reasonable request, shall cooperate with such other Party and its counsel in the course of the defense or settlement of any such claim, such cooperation to include without limitation using reasonable efforts to provide or make available documents, information, and witnesses.

15.5

LIMITATION OF LIABILITY. EXCEPT IN CIRCUMSTANCES OF NEGLIGENCE OR INTENTIONAL MISCONDUCT BY A PARTY OR ITS AFFILIATES, OR WITH RESPECT TO THIRD PARTY CLAIMS UNDER SECTIONS 15.1 and 15.2, IN NO EVENT SHALL EITHER PARTY OR ITS RESPECTIVE AFFILIATES AND SUBLICENSEES BE LIABLE FOR INDIRECT OR CONSEQUENTIAL LOSSES, WHETHER IN CONTRACT, WARRANTY, TORT, STRICT LIABILITY, OR OTHERWISE. This Section 15.5 shall not limit either Party’s liability under Section 11.

15.6

Each Party shall insure against any potential liabilities it may have in connection with their activities hereunder and shall, upon the reasonable written request of the other Party provide such evidence of compliance as such other Party reasonably

CD39 OPTION

deems sufficient, it being understood that self-insurance by MedImmune or any of its Affiliates shall discharge its obligations under this Section 15.6.

16	TERM AND TERMINATION

16.1	This Agreement shall enter into effect on the Effective Date and shall, unless earlier terminated pursuant to this Section 16, remain in full force and effect until the earliest of:

(a)	the entry into force of the License Agreement;

(b)	the end of the CD39 Option Period, provided that a CD39 Option Notice has not been delivered to Innate within the CD39 Option Period; and

(c)	termination as set forth in Section 16.2 to 16.4 below.

16.2

Termination Without Cause. MedImmune may, at its sole discretion and without having to explain the reasons for doing so, terminate this Agreement in its entirety effective following a [***] prior written notice to Innate.

16.3	Termination for Breach. Each of MedImmune and Innate may terminate this Agreement effective immediately at any time upon written notice to the other Party if the other Party is:

(a)

in material breach of this Agreement and, where such breach is capable of being cured, fails to remedy such breach within [***] after having been given a written request for such remedy, including notice that the Agreement may otherwise be terminated; or

(b)

(i) judicially declared insolvent, or (ii) has an administrator or receiver appointed (or equivalent in the applicable country) over all or parts of its assets, or (iii) has ceased to cease to carry on its business as a going concern without a successor.

16.4	Termination by Innate for Patent Challenge. Except to the extent the following is

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not enforceable under the law of a particular jurisdiction, this Agreement may be terminated by Innate in its entirety upon written notice to that effect to MedImmune, if MedImmune or any of its Affiliates has challenged the validity, enforceability or scope of any CD39 Option Patent (an “IP Challenge”) and failed to withdraw the IP Challenge within [***] after having received Innate’s written notice of the IP Challenge requiring such IP Challenge to be withdrawn (including notice of Innate’s intention to otherwise terminate this Agreement). This Section 16.4 shall not apply in relation to any IP Challenge made by MedImmune as a counterclaim or defence in response to an action brought by Innate, its Affiliates or any Third Party licensee or licensor of Innate or its Affiliates alleging infringement of a CD39 Option Patent by MedImmune for activities that do not relate to the CD39 Option Products.

17	CONSEQUENCES OF TERMINATION

17.1

Upon expiration or earlier termination of this Agreement the Receiving Party shall return to the Disclosing Party all Confidential Information and Know-How from the Disclosing Party or any Third Party on behalf of the Disclosing Party, including any Study Documentation, Study Results, CTA Materials, received from that Disclosing Party, save for one copy thereof, which the Receiving Party may retain for archival purposes and for the purpose of determining its obligations under Section 11. Notwithstanding the foregoing, (a) in case of expiry of this Agreement pursuant to Section 16.1(a) the Receiving Party shall retain and be allowed to disclose and use, subject to the terms of the License Agreement, all Confidential Information and Know-How received from the Disclosing Party or any Third Party on behalf of the Disclosing Party, including any Study Documentation, Study Results, CTA Materials, without restriction under this Agreement but in accordance with the terms and conditions of the License Agreement; and (b) in case of expiry or termination of this Agreement for any other reason Innate shall retain all rights, title and interest in and to and be free to Exploit or otherwise dispose of the CD39 Option Technology and all Study Documentation, Study Results and CTA Materials (in each case, with respect to Innate Collaboration Studies), without restriction and without any requirement to account to MedImmune (subject to Section 4.13).

17.2	Termination or expiry of this Agreement shall not affect any rights and obligations

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of the Parties that accrued prior to termination. The respective rights and obligations of the Parties under [***]:

(a)	[***]; or

(b)	[***].

17.3

MedImmune shall pay to Innate any reasonable and documented Costs incurred by Innate in the performance of the Development Plan prior to the effective date of termination of this Agreement as well as those reasonably committed that cannot be cancelled, to the extent such Costs do not exceed [***] of the aggregate Innate Development Costs allocated under the Collaboration Budget with respect to the applicable period. If MedImmune has not exercised the CD39 Option, from the date of expiry or termination of the CD39 Option until the earlier of: (a) [***]; and (b) [***] (the “Tech Transfer Period”), upon Innate’s request, MedImmune shall ensure that any resulting manufacturing process for the relevant CD39 Option Product (excluding any CD39 Bi-Specific Molecule) is transferable to Innate or its designee for the purposes of manufacturing, testing, validating, releasing or Exploiting that CD39 Option Product, and MedImmune shall make available 1 FTE of its personnel to support such technology transfer activities (the “Tech Transfer FTE”). In particular, during the Tech Transfer Period and Innate’s request, MedImmune shall (i) promptly provide to Innate all support, documentation and information as is useful for an orderly, uninterrupted transfer of the Manufacturing activities

CD39 OPTION

of such CD39 Option Product to Innate or its designee, including, any and all documentation, quality and testing, working instructions, process and analysis related to IND-Enabling studies, Manufacturing, Quality and Control procedures, including but not limited to, analytical methods, and all regulatory documentation including Regulatory Health Authorities’ assessments, meeting minutes, MedImmune responses and commitments linked to CMC submissions and consultations (ii) grant to Innate the right to observe the Manufacturing at a facility of MedImmune’s manufacturing contractors and send the appropriate resources at Innate’s or its subcontractor’s manufacturing facility during the technology transfer to support Innate until the end of the Tech Transfer Period, (iii)  promptly transfer to Innate any remaining materials related to the Manufacturing activities of the CD39 Option Product (including MCB, WCB, reference material, raw materials), any drug substance and drug product batches, at (provided that Innate reimburses MedImmune for such remaining materials at Cost), (iv) grant to Innate a non-exclusive, perpetual, royalty free, worldwide license, with the right to grant sublicenses to use any confidential manufacturing or CMC related information owned by or licensed to MedImmune which are used in relation to the CD39 Option Product at the date of the expiry or termination of the CD39 Option solely to practice the Manufacturing activities of the CD39 Option Product; (v) provide to Innate access to its batch records at its premises. Innate shall bear the Costs of the manufacturing technology transfer to Innate, save for the Tech Transfer FTE provided by MedImmune at its Cost. Innate shall have the right to disclose under a confidentiality agreement all such information to Third Parties solely for purposes of allowing Innate to assess the feasibility of such Third Parties Manufacturing the CD39 Option Product and to allow such Manufacturing, provided that, such Third Parties shall be subject to confidentiality obligations no less stringent than those set out in Section 11. During the Tech Transfer Period, the Parties shall cooperate to obtain all necessary assurances and cooperation from any Third Party contract manufacturers of the CD39 Option Product with respect to the foregoing material transfer activities. MedImmune covenants to Innate that any Third Party agreements under which MedImmune engages such Third Party to Manufacture the CD39 Option Product contain provisions regarding the allocation of Intellectual Property Rights and to perform its rights. If MedImmune has not exercised the CD39 Option, at Innate’s request, after the expiry or termination of the CD39 Option until the earlier of: (i) the completion

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of the technology transfer under this Section 17.3; and (ii) the second (2nd) anniversary of the date of the expiry or termination of the CD39 Option Period, MedImmune shall continue the manufacturing and testing of the requirements of the CD39 Option Product of Innate in the form of drug substance, drug product and finished product, pursuant to a service and supply agreement at reasonable terms and conditions consistent with the biotechnology industry practices, which will be negotiated in good faith by the Parties. Innate shall use diligent efforts to cease reliance on MedImmune to supply and test such CD39 Option Product, and to procure that such manufacturing and testing shall be transferred to Innate or its contract manufacturer as soon as reasonably practicable, and shall keep MedImmune reasonably informed and updated of such efforts and plans.

17.4

If MedImmune has not exercised the CD39 Option by the date of expiry or termination of the CD39 Option, and if at the time of such expiry or termination any MedImmune Collaboration Study has been initiated but not yet completed, then the Parties shall work together in good faith to ensure that MedImmune’s involvement in and responsibilities for such activities will be discontinued and ceased as efficiently and promptly as possible (by way of transitioning such involvement and responsibilities to Innate or by other means agreed to by the Parties), subject to Applicable Laws, including GCP.

18	ASSIGNMENT; SUCCESSOR; SUBCONTRACTING

Neither Party may assign any of its rights or obligations under this Agreement in any country in whole or in part without the prior written consent of the other Party, except that each Party shall have the right, without such consent, (i) to perform any of its obligations and exercise any of its rights under this Agreement through, and to assign all of its rights and obligations under this Agreement to, any of its Affiliates; and (ii) on written notice to the other Party, to assign all of its rights and obligations under this Agreement to a non-Affiliate successor in interest, whether by merger, consolidation, reorganization, acquisition, stock purchase, asset purchase or other similar transaction, to all or substantially all of the business to which this Agreement relates. In the event that a Party performs its obligations or exercises its rights under this Agreement through an Affiliate or assigns its rights and obligations to an Affiliate as permitted under this Section 18, doing so shall not

CD39 OPTION

relieve the relevant Party of its responsibilities for the performance of its obligations under this Agreement, and the relevant Party shall remain responsible for the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance). This Agreement shall survive any succession of interest permitted pursuant to this Section 18, whether by merger, consolidation, reorganization, acquisition, stock purchase, asset purchase or other similar transaction, provided, that, in the event of such merger, consolidation, reorganization, acquisition, stock purchase, asset purchase or other similar transaction, no Intellectual Property Rights of the acquiring corporation and its Affiliates (other than a Party and its Affiliates prior to such acquisition) shall be included in the technology licensed hereunder, unless such Intellectual Property Rights arise as a result of the performance of this Agreement by such corporation after such transaction becomes effective.

Innate may not subcontract its obligations with respect to any Development activity assigned to it under the Development Plan to any Third Party apart from a CRO, and any such subcontracting shall not relieve Innate of any of its obligations under this Agreement, and Innate shall remain responsible for the performance of its obligations under and in accordance with this Agreement.

19	ANTI-CORRUPTION LAWS

19.1

Both Parties shall ensure that in connection with this Agreement, they shall conduct their activities in a manner that is consistent with the Anti-Corruption Laws. Each Party further undertakes that none of its or its Affiliates’ employees, directors or officers shall, directly or indirectly, engage in any activities that violate any Anti- Corruption Law (a) in order to influence official action of any Government Official, or (b) with the intention of or as a condition to inducing any person to carry out a duty or function improperly or to reach a favourable decision on an improper basis, in each case in connection with the activities contemplated under this Agreement.

19.2

Innate shall promptly provide MedImmune with written notice of (a) becoming aware of a Material Anti-Corruption Law Violation by it or any of its or its Affiliates’ employees, directors or officers with respect to the subject matter of this Agreement, or (b) upon receiving a formal notification that it or any of its or its

CD39 OPTION

Affiliates’ employees, directors or officers is the target of a formal investigation by any Governmental Body for a Material Anti-Corruption Law Violation.

19.3

Innate acknowledges that its undertakings given in this Section 19.3 are material to MedImmune in entering into this Agreement. Notwithstanding any other provision of this Agreement, if MedImmune becomes aware of what it determines, acting reasonably, to be a breach of these undertakings, then MedImmune shall be entitled to terminate this Agreement in its entirety and to terminate any other agreement between the Parties, on notice with immediate effect. Subject to the accrued rights of the Parties pursuant to termination, MedImmune shall have no liability to Innate for any fees, reimbursements or other compensation or for any loss, cost, claim or damage resulting, directly or indirectly, from such termination. At the sole discretion of MedImmune, any breach of an Innate obligation with respect to its obligation in this Section 19.3 may be cured (if capable of being cured) within a reasonable period of time after learning of such material breach or Material Anti-Corruption Law Violation.

20	GOVERNING LAW AND ARBITRATION

20.1

Governing Law. The interpretation and construction of this Agreement (including non-contractual disputes and the arbitration clause set out in Section 20.2) shall be governed by the laws of England and Wales excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

20.2

Arbitration. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the Arbitration Rules of the International Chamber of Commerce (ICC), which Rules are deemed to be incorporated by reference into this clause. One or more arbitrators shall be appointed in accordance with the said Rules. The seat, or legal place, of arbitration shall be London. The language to be used in the arbitral proceedings shall be English.

CD39 OPTION

21	NOTICES

Any notice, request, or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement, and shall be deemed given only if hand delivered, sent by an internationally recognised overnight delivery service, costs prepaid, or sent by email (providing such email is read receipted and such notice is also despatched by an internationally recognised overnight delivery service, costs prepaid, on same day) to the Party to whom notice is to be given at the following address (or at such other address such Party may have provided to the other Party in accordance with this Section 21):

If to MedImmune:

MedImmune LLC

One MedImmune Way

Gaithersburg

MD 20878

USA

[***]

with a copy (which shall not constitute effective notice) to:

[***]

and with a copy (which shall not constitute effective notice) to:

CD39 OPTION

[***]

If to Innate:

Address:

Innate Pharma S.A.

17, Avenue de Luminy - BP 30191

13276 Marseille Cedex 09 FRANCE

[***]

Such notice, shall be deemed to have been given as of the date delivered by hand, or on the second business day (at the place of delivery) after deposit with an internationally recognised overnight delivery service, whichever is the earlier.

22	WAIVER

A Party’s failure to enforce, at any time or for any period of time, any provision of this Agreement, or to exercise any right or remedy shall not constitute a waiver of that provision, right or remedy or prevent such Party from enforcing any or all provisions of this Agreement and exercising any rights or remedies. To be effective any waiver must be in writing.

CD39 OPTION

23	SEVERABILITY

If any provision of this Agreement is held to be invalid, illegal or unenforceable, in any respect, then such provision will be given no effect by the Parties and shall not form part of this Agreement. To the fullest extent permitted by Applicable Law and if the rights and obligations of a Party will not be materially and adversely affected all other provisions of this Agreement shall remain in full force and effect and the Parties will use all reasonable efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with Applicable Law and achieves, as nearly as possible, the original intention of the Parties. To the fullest extent permitted by Applicable Law, the Parties waive any provision of law that would render any provision in this Agreement invalid, illegal or unenforceable in any respect.

24	FURTHER ASSURANCE

Each Party shall perform all further acts and things and execute and deliver such further documents as may be necessary or as the other Party may reasonably require to implement or give effect to this Agreement.

25	ENTIRE AGREEMENT

This Agreement, including without limitation all schedules attached hereto, constitutes the entire agreement between the Parties with respect to the subject matter of the Agreement. This Agreement supersedes all prior agreements, whether written or oral, with respect to the subject matter of the Agreement. Each Party confirms that it is not relying on any representations, warranties or covenants of the other Party except as specifically set out in this Agreement. Nothing in this Agreement is intended to limit or exclude any liability for fraud. All Schedules referred to in this Agreement are intended to be and are hereby specifically incorporated into and made a part of this Agreement. In the event of any inconsistency between any such Schedules and this Agreement, the terms of this Agreement shall govern, provided that upon the entry into force of a License Agreement the terms of the License Agreement shall govern the Parties’ relationship with respect to the subject matter of the License Agreement.

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26	AMENDMENT

Any amendment or modification of this Agreement must be in writing and signed by authorised representatives of both Parties.

27	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument.

28	NO PARTNERSHIP

It is expressly agreed that the relationship between Innate and MedImmune shall not constitute a partnership, joint venture, or agency. Neither Innate nor MedImmune shall have the authority to make any statements, representations, or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior consent of such other Party to do so.

[Signature page overleaf]

CD39 OPTION

THIS AGREEMENT IS EXECUTED by the authorised representatives of the Parties as of the date first written above.

SIGNED for and on behalf of	SIGNED for and on behalf of

Innate Pharma S.A.	MedImmune Limited

Signature	Signature

Name	Name

Title	Title

CD39 OPTION

SCHEDULES OPTION CD 39

Schedule 1.12	CD39 Back-Ups
Schedule 1.80	License Agreement
Schedule 1.81	CD39 Option Listed Patents
Schedule 1.135	Third Party Agreements
Schedule 4.13	Total Reimbursement Costs
Schedule 14.2 (a) (i)	Owned Patents
Schedule14.2 (a) (ii)	Exclusively Licensed Patents
Schedule 14.2 (a) (iii)	Non-Exclusively Licensed Patents
Schedule 14.2 (a) (iv)	Owned and Licensed Know-How

SCHEDULE 1.12

CD39 BACK-UPS

[***]

SCHEDULE 1.80

LICENSE AGREEMENT

See attachment

[***]

59

SCHEDULE 1.81

LISTED PATENTS

[***]

SCHEDULE 1.135

THIRD PARTY AGREEMENTS

[***]

Schedule 4.13

Total Reimbursement Costs

[***]

SCHEDULE 14.2 (a) (i)

OWNED PATENTS

[***]

SCHEDULE 14.2 (a) (ii)

EXCLUSIVELY LICENSED PATENTS

[***]

SCHEDULE 14.2 (a) (iii)

NON-EXCLUSIVELY LICENSED PATENTS

[***]

SCHEDULE 14.2(a)(iv)

OPTION KNOW-HOW

[***]